EXHIBIT 10.1

CREDIT AGREEMENT

Dated as of August 11, 2008

among

PERFUMANIA HOLDINGS, INC. (f/k/a E Com Ventures, Inc.), QUALITY KING FRAGRANCE, INC., SCENTS OF WORTH, INC., FIVE STAR FRAGRANCE COMPANY, INC., DISTRIBUTION CONCEPTS, LLC, NORTHERN GROUP, INC., PERFUMANIA, INC., MAGNIFIQUE PARFUMES AND COSMETICS, INC., TEN KESEF II, INC. AND PERFUMANIA PUERTO RICO, INC.

as Borrowers,

THE OTHER CREDIT PARTIES SIGNATORY HERETO,

as Credit Parties,

THE LENDERS SIGNATORY HERETO FROM TIME TO TIME,

as Lenders,

GENERAL ELECTRIC CAPITAL CORPORATION,

as Agent, Collateral Agent and Lender,

GE CAPITAL MARKETS, INC.

as Joint Lead Arranger and Book Runner

WACHOVIA CAPITAL MARKETS LLC

as Joint Lead Arranger,

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Syndication Agent,

	3.16	Full Disclosure.	29
	3.17	Environmental Matters.	30
	3.18	Insurance.	30
	3.19	Deposit and Disbursement Accounts.	30
	3.20	Government Contracts.	31
	3.21	Customer and Trade Relations.	31
	3.22	Bonding; Licenses.	31
	3.23	Solvency.	31
	3.24	Subordinated Debt.	31

4.	FINANCIAL STATEMENTS AND INFORMATION		31

	4.1	Reports and Notices.	31
	4.2	Communication with Accountants.	32

5.	AFFIRMATIVE COVENANTS		32

	5.1	Maintenance of Existence and Conduct of Business.	32
	5.2	Payment of Charges.	32
	5.3	Books and Records.	33
	5.4	Insurance; Damage to or Destruction of Collateral.	33
	5.5	Compliance with Laws.	34
	5.6	Supplemental Disclosure.	34
	5.7	Intellectual Property.	34
	5.8	Environmental Matters.	34
	5.9	Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases.	35
	5.10	Further Assurances.	36

6.	NEGATIVE COVENANTS		36

	6.1	Mergers, Subsidiaries, Etc.	36
	6.2	Investments; Loans and Advances.	36
	6.3	Indebtedness.	37
	6.4	Employee Loans and Affiliate Transactions.	37
	6.5	Capital Structure and Business.	38
	6.6	Guaranteed Indebtedness.	38
	6.7	Liens.	38
	6.8	Sale of Stock and Assets.	39
	6.9	ERISA.	39
	6.10	Financial Covenants.	39
	6.11	Hazardous Materials.	39
	6.12	Sale-Leasebacks.	39
	6.13	Restricted Payments.	39
	6.14	Change of Corporate Name, State of Incorporation or Location; Change of Fiscal Year.	40
	6.15	No Impairment of Intercompany Transfers.	40

	6.16	Real Estate Purchases.	40
	6.17	Changes Relating to Subordinated Debt.	40

7.	TERM		41

	7.1	Termination.	41
	7.2	Survival of Obligations Upon Termination of Financing Arrangements.	41

8.	EVENTS OF DEFAULT; RIGHTS AND REMEDIES		41

	8.1	Events of Default.	41
	8.2	Remedies.	43
	8.3	Waivers by Credit Parties.	44

9.	ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT		44

	9.1	Assignment and Participations.	44
	9.2	Appointment of Agent.	46
	9.3	Agent’s Reliance, Etc.	47
	9.4	GE Capital and Affiliates.	48
	9.5	Lender Credit Decision.	48
	9.6	Indemnification.	48
	9.7	Successor Agent.	49
	9.8	Setoff and Sharing of Payments.	49
	9.9	Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.	50

10.	SUCCESSORS AND ASSIGNS		52

	10.1	Successors and Assigns.	52

11.	MISCELLANEOUS		53

	11.1	Complete Agreement; Modification of Agreement.	53
	11.2	Amendments and Waivers.	53
	11.3	Fees and Expenses.	55
	11.4	No Waiver.	56
	11.5	Remedies.	56
	11.6	Severability.	56
	11.7	Conflict of Terms.	56
	11.8	Confidentiality.	56
	11.9	GOVERNING LAW.	57
	11.10	Notices.	58
	11.11	Section Titles.	58
	11.12	Counterparts.	58
	11.13	WAIVER OF JURY TRIAL.	58
	11.14	Press Releases and Related Matters.	58

	11.15	Reinstatement.	59
	11.16	Advice of Counsel.	59
	11.17	No Strict Construction.	59
	11.18	USA PATRIOT Act Notice.	59

12.	CROSS-GUARANTY		59

	12.1	Cross-Guaranty.	59
	12.2	Waivers by Borrowers.	60
	12.3	Benefit of Guaranty.	60
	12.4	Waiver of Subrogation, Etc.	60
	12.5	Election of Remedies.	61
	12.6	Limitation.	61
	12.7	Contribution with Respect to Guaranty Obligations.	62
	12.8	Liability Cumulative.	62

INDEX OF APPENDICES

Annex A (Recitals)	-	Definitions
Annex B (Section 1.2)	-	Letters of Credit
Annex C (Section 1.8)	-	Cash Management System
Annex D (Section 2.1(a))	-	Closing Checklist
Annex E (Section 4.1(a))	-	Financial Statements and Projections — Reporting
Annex F (Section 4.1(b))	-	Collateral Reports
Annex G (Section 6.10)	-	Financial Covenants
Annex H (Section 9.9(a))	-	Lenders’ Wire Transfer Information
Annex I (Section 11.10)	-	Notice Addresses
Annex J (from Annex A - Commitments definition)		Commitments as of Closing Date

Exhibit 1.1(a)(i)	-	Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)	-	Form of Revolving Note
Exhibit 1.1(b)(ii)	-	Form of Swing Line Note
Exhibit 1.5(e)	-	Form of Notice of Conversion/Continuation
Exhibit 4.1(b)	-	Form of Borrowing Base Certificate
Exhibit 9.1(a)	-	Form of Assignment Agreement
Exhibit B-1	-	Application for Standby Letter of Credit
Exhibit B-2	-	Application for Documentary Letter of Credit

Schedule 1.1	-	Agent’s Representatives
Disclosure Schedule 1.4	-	Sources and Uses; Funds Flow Memorandum
Disclosure Schedule 3.1	-	Type of Entity; State of Organization
Disclosure Schedule 3.2	-	Executive Offices, Collateral Locations, FEIN
Disclosure Schedule 3.4(A)	-	Financial Statements
Disclosure Schedule 3.4(B)	-	Pro Forma
Disclosure Schedule 3.4(C)	-	Projections
Disclosure Schedule 3.6	-	Real Estate and Leases
Disclosure Schedule 3.7	-	Labor Matters
Disclosure Schedule 3.8	-	Ventures, Subsidiaries and Affiliates; Outstanding Stock

Disclosure Schedule 3.11	-	Tax Matters
Disclosure Schedule 3.12	-	ERISA Plans
Disclosure Schedule 3.13	-	Litigation
Disclosure Schedule 3.14	-	Disclosure Schedule 3.14 - Brokers
Disclosure Schedule 3.15	-	Intellectual Property
Disclosure Schedule 3.17	-	Hazardous Materials
Disclosure Schedule 3.18	-	Insurance
Disclosure Schedule 3.19	-	Deposit and Disbursement Accounts
Disclosure Schedule 3.20	-	Government Contracts
Disclosure Schedule 3.21	-	Customer and Trade Relations
Disclosure Schedule 3.22	-	Bonds; Patent, Trademark Licenses

Disclosure Schedule 5.1	-	Trade Names
Disclosure Schedule 6.3	-	Indebtedness
Disclosure Schedule 6.4 (a)	-	Transactions with Affiliates
Disclosure Schedule 6.7	-	Existing Liens
Disclosure Schedule 6.12	-	Sale-Leasebacks
Disclosure Schedule B	-	Existing Letters of Credit

This CREDIT AGREEMENT (this “Agreement”), dated as of August 11, 2008, among PERFUMANIA HOLDINGS, INC. (f/k/a E Com Ventures, Inc.), a Florida corporation (“Perfumania Holdings”), QUALITY KING FRAGRANCE, INC., a Delaware corporation (“QKF”), SCENTS OF WORTH, INC., a Florida corporation (“Scents of Worth”), FIVE STAR FRAGRANCE COMPANY, INC., a New York corporation (“Five Star Fragrance”), DISTRIBUTION CONCEPTS, LLC, a Florida limited liability company (“Distribution Concepts”), NORTHERN GROUP, INC., a New York corporation (“Northern Group”), PERFUMANIA, INC., a Florida corporation (“Perfumania”), MAGNIFIQUE PARFUMES AND COSMETICS, INC., a Florida corporation (“Magnifique Parfumes”), TEN KESEF II, INC., a Florida corporation (“Ten Kesef”) and PERFUMANIA PUERTO RICO, INC., a Puerto Rico corporation (“Perfumania PR”) (Perfumania Holdings, QKF, Scents of Worth, Five Star Fragrance, Distribution Concepts, Northern Group, Perfumania, Magnifique Parfumes, Ten Kesef and Perfumania PR are sometimes collectively referred to herein as the “Borrowers” and individually as a “Borrower”); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), for itself, as Lender, and as Agent and Collateral Agent for Lenders, and the other Lenders signatory hereto from time to time.

RECITALS

WHEREAS, Borrowers have requested that Lenders extend a revolving credit facility to Borrowers of up to Two Hundred Fifty Million Dollars ($250,000,000) in the aggregate for the purpose of refinancing certain indebtedness of Borrowers and to provide (a) working capital financing for Borrowers, (b) funds for other general corporate purposes of Borrowers, (c) funds to pay expenses in connection with the Acquisition Agreement and (d) funds for other purposes permitted hereunder; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrowers of up to such amount upon the terms and conditions set forth herein; and

WHEREAS, Borrowers have agreed to secure all of their obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon all of their existing and after-acquired personal and real property; and

WHEREAS, Flowing Velvet, Inc., a New York corporation, Aladdin Fragrances, Inc., a New York corporation, Niche Marketing Group, Inc., a New York corporation, Model Reorg Acquisition LLC, a Delaware limited liability company, Jacavi, LLC, a Delaware limited liability company, Northern Amenities, Ltd., a New York corporation and Northern Brands, Inc., a New York corporation, are willing to guarantee all of the obligations of Borrowers to Agent and Lenders under the Loan Documents and to grant to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon all of their existing and after-acquired personal and real property to secure such guaranty; and

WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes,

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Disclosure Schedules, Exhibits and other attachments (collectively, “Appendices”) hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1. AMOUNT AND TERMS OF CREDIT

1.1 Credit Facilities.

(a) Revolving Credit Facility.

(i) Subject to the terms and conditions hereof, each Revolving Lender agrees to make available to Borrowers from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a “Revolving Credit Advance”). The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. Until the Commitment Termination Date, Borrowers may borrow, repay and reborrow under this Section 1.1(a)(i); provided that the amount of any Revolving Credit Advance to be made at any time shall not exceed Borrowing Availability at such time. Borrowing Availability may be reduced by Reserves imposed by Agent in its reasonable credit judgment. Moreover, the sum of the Revolving Loan and Swing Line Loan outstanding to Borrowers shall not exceed at any time the Borrowing Base. Each Revolving Credit Advance shall be made on notice by Borrower Representative on behalf of the applicable Borrower to one of the representatives of Agent identified in Schedule 1.1 at the address specified therein. Any such notice must be given no later than (1) 11:00 a.m. (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) 11:00 a.m. (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a “Notice of Revolving Credit Advance”) must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be required by Agent. If any Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, Borrower Representative must comply with Section 1.5(e).

(ii) Except as provided in Section 1.12, each Borrower shall execute and deliver to each Revolving Lender a note to evidence the Revolving Loan Commitment of that Revolving Lender. Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii) (each a “Revolving Note” and, collectively, the “Revolving Notes”). Each Revolving Note shall represent the obligation of the applicable Borrower to pay the amount of the applicable Revolving Lender’s Revolving Loan Commitment or, if less, such Revolving Lender’s Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to such Borrower together with

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interest thereon as prescribed in Section 1.5. The entire unpaid balance of the aggregate Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

(iii) Subject to the terms and conditions hereof, each Lender agrees to make available to Borrowers from time to time during the Seasonal Advance Period its Pro Rata Share of additional Revolving Credit Advances (each, a “Seasonal Advance”). The Pro Rata Share of the aggregate Seasonal Advances of any Lender shall not at any time exceed its separate Seasonal Advance Commitment. The obligations of each Lender hereunder shall be several and not joint. During the Seasonal Advance Period, Borrowers may borrow, repay and reborrow under this Section 1.1(a)(iii); provided that the aggregate outstanding amount of Seasonal Advances at any time shall not exceed Seasonal Borrowing Availability at such time. Seasonal Borrowing Availability may be reduced by Reserves imposed by Agent in its reasonable credit judgment. Each Seasonal Advance shall be made on notice by Borrower Representative pursuant to the procedures provided herein for a Revolving Credit Advance.

(iv) Anything in this Agreement to the contrary notwithstanding, at the request of Borrower Representative, Agent, in its discretion, may (but shall have absolutely no obligation to), make Revolving Credit Advances to Borrowers on behalf of Revolving Lenders in amounts that cause the outstanding balance of the aggregate Revolving Loan to exceed the Borrowing Base (less the Swing Line Loan) (any such excess Revolving Credit Advances are herein referred to collectively as “Overadvances”); provided that (A) no such event or occurrence shall cause or constitute a waiver of Agent’s, Swing Line Lender’s or Revolving Lenders’ right to refuse to make any further Overadvances, Swing Line Advances or Revolving Credit Advances, or incur any Letter of Credit Obligations, as the case may be, at any time that an Overadvance exists, (B) no Overadvance shall result in a Default or Event of Default based on Borrowers’ failure to comply with Section 1.3(b)(i) for so long as Agent permits such Overadvance to be outstanding, but solely with respect to the amount of any such Overadvance expressly permitted by this Section 1.1(a)(iv) and (C) Seasonal Advances made in accordance with the provisions of Section 1.1(a)(iii) which are outstanding during the Seasonal Advance Period shall not constitute Overadvances during the Seasonal Advance Period. In addition, Overadvances may be made even if the conditions to lending set forth in Section 2 have not been met. All Overadvances shall constitute Index Rate Loans, shall bear interest at the Default Rate and shall be payable on the earlier of demand or the Commitment Termination Date. Except as otherwise provided in Section 1.11(b), the authority of Agent to make Overadvances is limited to an aggregate amount not to exceed $5,000,000 at any time, other than Overadvances which are made to preserve or protect the Collateral or preserve or protect the interests of the Lenders, is, in any event, limited in duration to a maximum of 90 days out of any period of 180 consecutive days, shall not, in any event, cause the sum of the aggregate Revolving Loan plus the aggregate Swing Line Loan to exceed the Maximum Amount, and may, in any event, be revoked prospectively by a written notice to Agent signed by Revolving Lenders holding more than 50% of the Revolving Loan Commitments.

(b) Swing Line Facility.

(i) Agent shall notify the Swing Line Lender upon Agent’s receipt of any Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the

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Commitment Termination Date advances (each, a “Swing Line Advance”) in accordance with any such notice. The provisions of this Section 1.1(b) shall not relieve Revolving Lenders of their obligations to make Revolving Credit Advances under Section 1.1(a); provided that if the Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line Advance shall be in lieu of any Revolving Credit Advance that otherwise may be made by Revolving Credit Lenders pursuant to such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Swing Line Commitment and (B) the lesser of the Maximum Amount and (except for Overadvances permitted under Section 1.1(a)(iv)) the Borrowing Base, in each case, less the outstanding balance of the Revolving Loan at such time (“Swing Line Availability”). Until the Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this Section 1.1(b). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered to Agent by Borrower Representative on behalf of the applicable Borrower in accordance with Section 1.1(a). Any such notice must be given no later than 11:00 a.m. (New York time) on the Business Day of the proposed Swing Line Advance. Unless the Swing Line Lender has received at least one Business Day prior written notice from Requisite Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Sections 2.2, be entitled to fund that Swing Line Advance, and to have each Revolving Lender make Revolving Credit Advances in accordance with Section 1.1(b)(iii) or purchase participating interests in accordance with Section 1.1(b)(iv). Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. Borrowers shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent.

(ii) Each Borrower shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Each note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(b)(ii) (each a “Swing Line Note” and, collectively, the “Swing Line Notes”). Each Swing Line Note shall represent the obligation of each Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to such Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Swing Line Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

(iii) The Swing Line Lender, at any time and from time to time no less frequently than once weekly shall on behalf of any Borrower (and each Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Revolving Lender (including the Swing Line Lender) to make a Revolving Credit Advance to each Borrower (which shall be an Index Rate Loan) in an amount equal to that Revolving Lender’s Pro Rata Share of the principal amount of the applicable Borrower’s Swing Line Loan (the “Refunded Swing Line Loan”) outstanding on the date such notice is given. Unless any of the events described in Sections 8.1(h) or 8.1(i) has occurred (in which event the procedures of Section 1.1(b)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender prior

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to 3:00 p.m. (New York time) in immediately available funds on the Business Day next succeeding the date that notice is given. The proceeds of those Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan of the applicable Borrower.

(iv) If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to Section 1.1(b)(iii), one of the events described in Sections 8.1(h) or 8.1(i) has occurred, then, subject to the provisions of Section 1.1(b)(v) below, each Revolving Lender shall, on the date such Revolving Credit Advance was to have been made for the benefit of the applicable Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan to such Borrower in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Revolving Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

(v) Each Revolving Lender’s obligation to make Revolving Credit Advances in accordance with Section 1.1(b)(iii) and to purchase participation interests in accordance with Section 1.1(b)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Lender does not make available to Agent or the Swing Line Lender, as applicable, the amount required pursuant to Sections 1.1(b)(iii) or 1.1(b)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

(c) Reliance on Notices; Appointment of Borrower Representative. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary. Each Borrower hereby designates Perfumania Holdings as its representative and agent on its behalf for the purposes of issuing Notices of Revolving Credit Advances and Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be

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deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

1.2 Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower Representative, on behalf of the applicable Borrower, shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of each Borrower.

1.3 Prepayments.

(a) Voluntary Prepayments; Reductions in Revolving Loan Commitments. Borrowers may at any time on at least five (5) days prior written notice by Borrower Representative to Agent permanently prepay and reduce (but not terminate) the Revolving Loan Commitment; provided that (i) any such prepayments and reductions shall be in a minimum amount of $15,000,000 and integral multiples of $5,000,000 in excess of such amount, (ii) the Revolving Loan Commitment shall not be reduced to an amount less than $125,000,000, and (iii) after giving effect to such reductions, Borrowers shall comply with Section 1.3(b)(i). In addition, Borrowers may at any time on at least ten (10) days prior written notice by Borrower Representative to Agent terminate the Revolving Loan Commitment; provided that upon such termination, all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B hereto. Any voluntary prepayment and any reduction or termination of the Revolving Loan Commitment must be accompanied by payment of the Fee required by Section 1.9(c), if any, plus the payment of any LIBOR funding breakage costs in accordance with Section 1.13(b). Upon any such reduction or termination of the Revolving Loan Commitment, each Borrower’s right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, or request Swing Line Advances, shall be simultaneously and permanently reduced or terminated, as the case may be; provided that a permanent reduction of the Revolving Loan Commitment shall not require a corresponding pro rata reduction in the L/C Sublimit. Each notice of partial prepayment shall designate the Loans or other Obligations to which such prepayment is to be applied.

(b) Mandatory Prepayments.

(i) If at any time the aggregate outstanding balances of the Revolving Loan and the Swing Line Loan exceed the lesser of (A) the Maximum Amount and (B) the Borrowing Base, Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess.

(ii) Immediately upon receipt by any Credit Party of any cash proceeds of any asset disposition, Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrowers in connection therewith (in each case,

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paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens on such asset (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c). The following shall not be subject to mandatory prepayment under this clause (ii): (1) proceeds of sales of Inventory in the ordinary course of business; (2) asset disposition proceeds of less than $250,000 in the aggregate in any Fiscal Year; and (3) asset disposition proceeds that are reinvested in Equipment, Fixtures or Real Estate within one hundred and eighty (180) days following receipt thereof; provided that Borrower notifies Agent of its intent to reinvest at the time such proceeds are received and when such reinvestment occurs, so long as no Default or Event of Default has occurred and is continuing at the time of any such disposition.

(iii) If any Credit Party issues Stock or the Stock of any Credit Party (other than Perfumania Holdings) is sold, no later than the Business Day following the date of receipt of the proceeds thereof, Borrowers shall prepay the Loans (and cash collateralize Letter of Credit Obligations) in an amount equal to 50% of all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c). Proceeds of Stock issuances to employees of any Credit Party shall not be subject to prepayment under this clause (iii).

(iv) If any Credit Party incurs Indebtedness, no later than the Business Day following the date of receipt of the proceeds thereof, Borrowers shall prepay the Loans (and cash collateralize Letter of Credit Obligations) in an amount equal to all such proceeds, net of reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c). Proceeds of Indebtedness permitted under Section 6.3(a) shall not be subject to prepayment under this clause (iv).

(c) Application of Certain Mandatory Prepayments. Any prepayments made by any Borrower pursuant to (x) Sections 1.3(b) (ii), (iii) or (iv) above shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Swing Line Loan outstanding; third, to the principal balance of the Swing Line Loan outstanding until the same has been repaid in full; fourth, to interest then due and payable on Revolving Credit Advances; fifth, to the principal balance of Revolving Credit Advances outstanding, applied first, to Index Rate Loans and second, to LIBOR Loans, until, in each case, the same has been paid in full; and last, if a Default or Event of Default has occurred and is continuing at the time of such prepayment, to any Letter of Credit Obligations to provide cash collateral therefore in the manner set forth in Annex B. Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any such prepayments.

(d) Application of Prepayments from Insurance and Condemnation Proceeds. Prepayments from insurance or condemnation proceeds in accordance with Section 5.4(c), shall be applied as follows: insurance proceeds from casualties or losses to Collateral shall be applied, first, to the Swing Line Loans and, second, to the Revolving Credit Advances of the Borrower that incurred such casualties or losses. Neither the Revolving Loan Commitment nor the Swing Line Loan Commitment shall be permanently reduced by the amount of any such prepayments. If insurance or condemnation proceeds received by a particular

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Borrower exceed the outstanding principal balances of the Loans to that Borrower, the allocation and application of those proceeds shall be determined by Agent, subject to the approval of Requisite Lenders.

(e) No Implied Consent. Nothing in this Section 1.3 shall be construed to constitute Agent’s or any Lender’s consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

1.4 Use of Proceeds. Borrowers shall utilize the proceeds of the Loans solely for the Refinancing (and to pay any related transaction expenses), to repay certain other Indebtedness of Borrowers and their Subsidiaries (including any intercompany Indebtedness owed to QKD (other than the QKD Subordinated Debt), to facilitate the Acquisition (and to pay any related transaction expenses), and for the financing of Borrowers’ ordinary working capital and general corporate needs. Disclosure Schedule (1.4) contains a description of Borrowers’ sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

1.5 Interest and Applicable Margins.

(a) Borrowers shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum; and (ii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

The Applicable Margins shall be adjusted prospectively on the first day of each Fiscal Quarter based on the average daily Borrowing Availability for the immediately preceding Fiscal Quarter in accordance with the following grids:

Average daily Borrowing Availability for previous Fiscal Quarter:	Level of Applicable Margins:
> $50,000,000	Level I
< $50,000,000, but > $30,000,000	Level II
< $30,000,000, but > $20,000,000	Level III
< $20,000,000	Level IV

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	Applicable Margins
	Level I	Level II	Level III	Level IV
Applicable Revolver Index Margin	1.000%	1.250%	1.375%	1.500%
Applicable Revolver LIBOR Margin	2.250%	2.500%	2.625%	2.750%
Applicable L/C Margin	2.250%	2.500%	2.625%	2.750%
Applicable Unused Line Fee Margin	0.375%	0.375%	0.375%	0.375%

From the Closing Date until the first day of the month beginning after delivery of the first Borrowing Base Certificate after the first Fiscal Quarter ending at least six (6) months after the Closing Date, the Applicable Margins shall be those set forth for Level II above.

(b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a 360-day year (other than interest calculated at the Index Rate, which shall be on the basis of a 365/366-day year) in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate is a floating rate determined for each day. Each determination by Agent of an interest rate and Fees hereunder shall be presumptive evidence of the correctness of such rates and Fees.

(d)(i) So long as an Event of Default has occurred and is continuing under Section 8.1(a), (h) or (i) or so long as any other Event of Default has occurred and is continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower Representative, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder (the “Default Rate”), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations.

(ii) Interest and Letter of Credit Fees at the Default Rate shall accrue, in the case of an Event of Default under Section 8.1(a), (h) or (i), from the initial date of such Event of Default, and, in the case of any other Event of Default, from the date of the election by Agent or Requisite Lenders to apply the Default Rate, until, in each case, that Event of Default is cured or waived and shall be payable upon demand.

(iii) In the event that the Default Rate has been instituted as a result of Borrowers’ failure to comply with any of the Financial Covenants as of the end of any Fiscal Quarter, Borrowers shall be entitled to have the contractual interest rate otherwise applicable hereunder (and not the Default Rate) reinstated thirty (30) days after Agent’s receipt of written notice from Borrower Representative requesting the reinstatement of the contractual interest rate, accompanied by the Financial Statements and Compliance Certificate for the Fiscal Quarter immediately following the Fiscal Quarter in which such Event of Default occurred, so long as (i)

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neither the Financial Statements nor Compliance Certificate for such Fiscal Quarter reflect a violation of any Financial Covenant as of the last day of such Fiscal Quarter, (ii) no other Event of Default shall have occurred and be continuing as of the end of such thirty (30) day period, and (iii) no acceleration of the Obligations shall have occurred as of the end of such thirty (30) day period. Nothing contained in the preceding sentence shall at any time create or be deemed to constitute a waiver of or commit Lenders to waive (A) any Financial Covenant violation regardless of the applicability or non-applicability of the Default Rate or (B) the applicability of the Default Rate at any time following acceleration of the Obligations.

(e) Subject to the conditions precedent set forth in Section 2.2, Borrower Representative shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan) from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued. Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of such amount. Any such election must be made by 11:00 a.m. (New York time) on the third Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower Representative wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (New York time) on the third Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing or if the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower Representative must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) in the form of Exhibit 1.5(e).

(f) Notwithstanding anything to the contrary set forth in this Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.

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1.6 Eligible Accounts. All of the Accounts owned by each Borrower and reflected in the most recent Borrowing Base Certificate delivered by each Borrower to Agent shall be “Eligible Accounts” for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria, and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment, subject to the approval of Supermajority Lenders in the case of adjustments or new criteria which have the effect of making more credit available, and subject to the approval of Lenders holding more than 95% of the Commitments of all Lenders in the case of adjustments in advance rates which have the effect of making more credit available. Eligible Accounts shall not include any Account of any Borrower:

(a) that does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of its business;

(b)(i) upon which such Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to such Borrower’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(c) to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

(d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(e) with respect to which an invoice, reasonably acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

(f) that (i) is not owned by such Borrower or (ii) is subject to any Lien of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders;

(g) that arises from a sale to any Credit Party or any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party;

(h) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to

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the contrary in writing and such Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting assignment thereof;

(i) that is the obligation of an Account Debtor located in a foreign country other than Canada unless payment thereof is assured by a letter of credit assigned and delivered to Agent, reasonably satisfactory to Agent as to form, amount and issuer;

(j) to the extent such Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower or any Subsidiary thereof but only to the extent of the potential offset;

(k) that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

(l) to the extent that such Account is solely for freight charges or claims;

(m) to the extent that such Account constitutes a “charge-back”;

(n) that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

(i) the Account is not paid within the earlier of: sixty (60) days following its due date or ninety (90) days following its original invoice date or, if the Account is a Dated Account, the Account is not paid within the earlier of thirty (30) days following its due date or two hundred ten (210) days following its original invoice date; provided, however, that, the aggregate of all Dated Accounts included in the Aggregate Borrowing Base shall not in any event exceed $5,000,000;

(ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(iii) a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

(o) that is the obligation of an Account Debtor if fifty percent (50%) or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.6;

(p) as to which Agent’s Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

(q) as to which any of the representations or warranties in the Loan Documents are untrue;

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(r) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

(s) to the extent such Account exceeds any credit limit established by Agent, in its reasonable credit judgment, following prior notice of such limit by Agent to Borrower Representative;

(t) to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates (other than Walmart and its Affiliates and certain investment-grade Account Debtors (as determined by Agent in its reasonable credit judgment)) as of any date of determination exceed twenty percent (20%) of all Eligible Accounts in the Borrowing Base, or, in the case of Walmart and its Affiliates, twenty five percent (25%) of all Eligible Accounts in the Borrowing Base; or

(u) that is payable in any currency other than Dollars.

1.7 Eligible Inventory. All of the Inventory owned by the Borrowers and reflected in the most recent Borrowing Base Certificate delivered by each Borrower to Agent shall be “Eligible Inventory” for purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify or eliminate Reserves against Eligible Inventory from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria and to adjust advance rates with respect to Eligible Inventory, in its reasonable credit judgment, subject to the approval of Supermajority Lenders in the case of adjustments or new criteria which have the effect of making more credit available, and subject to the approval of Lenders having more than 95% of the Commitments of all Lenders in the case of adjustments in advance rates which have the effect of making more credit available. Eligible Inventory shall not include any Inventory of any Borrower that:

(a) is not owned by such Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower’s performance with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and Lenders, and Permitted Encumbrances in favor of landlords and bailees to the extent permitted in Section 5.9 hereof (subject to Reserves established by Agent in accordance with Section 5.9 hereof);

(b) other than consigned goods that meet the requirements of Section 1.7(c) below, (i) is not located on premises owned, leased or rented by such Borrower and set forth in Disclosure Schedule (3.2), or (ii) is stored at a leased location, unless Agent has given its prior consent thereto and unless either (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) Reserves reasonably satisfactory to Agent have been established with respect thereto or (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves reasonably satisfactory to Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent unless a reasonably satisfactory mortgagee waiver has been delivered to Agent, or (v) is located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

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(c)(i) is placed on consignment, unless each of the following requirements is met with respect to each location where Inventory has been consigned: (A) Agent has been notified thereof in advance and has given its prior consent thereto, which consent will not be unreasonably withheld in Agent’s reasonable credit judgment, (B) such Inventory of such Borrower is clearly segregated from all Inventory of such customer in a manner satisfactory to Agent in its reasonable credit judgment, (C) all Code filings deemed necessary or desirable by Agent have been made, including, without limitation, all Code filings in respect of consigned inventory naming customer as debtor and such Borrower as secured party and all assignments of such Code filings by such Borrower to Agent, on behalf of itself and Lenders, as assignee of the secured party, (D) a satisfactory collateral agreement with respect to, among other things, access, acknowledgment of Agent’s first and only priority Lien, Code consignment filings and said customer’s agreement to notify Agent in advance if it changes its jurisdiction of organization, has been delivered to Agent by such customer and (E) in any event, the maximum aggregate amount of all such consigned Inventory included in the Borrowing Base does not exceed $25,000,000; or (ii) is in transit, except for Inventory in transit between domestic locations of Credit Parties as to which Agent’s Liens have been perfected at origin and destination and except for Eligible L/C Inventory;

(d) is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

(e) is obsolete, slow moving, unsalable, shopworn, seconds, damaged, is past its expiration date, has been returned by the buyer and is unfit for sale or is otherwise unfit for sale;

(f) consists of display items or packing or shipping materials, manufacturing supplies, work-in-process Inventory (for the avoidance of doubt, excluding finished Inventory with SKUs, but which has yet to be placed in final, outside packaging) or replacement parts;

(g) is not of a type held for sale in the ordinary course of such Borrower’s business;

(h) is Inventory located at retail stores in Puerto Rico in excess of $7,000,000 in the aggregate at any time;

(i) is not subject to a first priority lien in favor of Agent on behalf of itself and Lenders, subject to Permitted Encumbrances as set forth in clause (e) of the definition thereof (subject to reserves satisfactory to Agent);

(j) breaches any of the representations or warranties pertaining to Inventory set forth in the Loan Documents;

(k) consists of any costs associated with “freight-in” charges;

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(l) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(m) is not covered by casualty insurance reasonably acceptable to Agent; or

(n) is subject to any patent or trademark license requiring the payment of royalties or fees in an aggregate amount for all such Inventory in excess of $15,000,000; provided, that, Agent may, in its reasonable credit judgment, establish such related Reserves as it determines.

1.8 Cash Management Systems. On or prior to the Closing Date, Borrowers will establish and will maintain until the Termination Date, the cash management systems described in Annex C (the “Cash Management Systems”).

1.9 Fees.

(a) Borrowers shall pay to GE Capital, individually, the Fees specified in the GE Capital Fee Letter.

(b) As additional compensation for the Revolving Lenders, Borrowers shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Borrowers’ non-use of available funds in an amount equal to the Applicable Unused Line Fee Margin per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the aggregate Revolving Loan and the Swing Line Loan outstanding during the period for which such Fee is due.

(c) If Borrowers pay after acceleration or prepay the Revolving Loan and reduce or terminate the Revolving Loan Commitment, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, or if any of the Commitments are otherwise terminated, Borrowers shall pay to Agent, for the benefit of Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to the Applicable Percentage (as defined below) multiplied by, in the event of a reduction in the Revolving Loan Commitment, the amount of the reduction of the Revolving Loan Commitment and, in the event of a payment after acceleration or a termination of the Revolving Loan Commitment, the Maximum Amount. As used herein, the term “Applicable Percentage” shall mean (y) one percent (1%), in the case of a prepayment on or prior to the first anniversary of the Closing Date, and (z) one-half of one percent (0.50%), in the case of a prepayment after the first anniversary of the Closing Date but on or prior to the second anniversary thereof. The Credit Parties agree that the Applicable Percentages are a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Commitments. Notwithstanding the foregoing, no prepayment fee shall be payable by Borrowers upon a mandatory prepayment made pursuant to Sections 1.3(b) or 1.16(c); provided that Borrowers do not permanently reduce or terminate the Revolving Loan Commitment upon any such prepayment.

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(d) Borrowers shall pay to Agent, for the ratable benefit of Revolving Lenders, the Letter of Credit Fee as provided in Annex B.

1.10 Receipt of Payments. Borrowers shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. Payments received after 2:00 p.m. New York time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

1.11 Application and Allocation of Payments.

(a) So long as no Event of Default has occurred and is continuing, (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied, first, to the Swing Line Loan, second, the Revolving Loan (other than the Seasonal Advances), and third, the Seasonal Advances; (ii) voluntary prepayments shall be applied in accordance with the provisions of Section 1.3(a); and (iii) mandatory prepayments shall be applied as set forth in Sections 1.3(c) and 1.3(d). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to any other payment, and as to all payments made when an Event of Default has occurred and is continuing or following the Commitment Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower, and each Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrowers as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. Such payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Agent’s expenses reimbursable hereunder; (2) to interest on the Swing Line Loan; (3) to principal payments on the Swing Line Loan; (4) to interest on the other Loans, ratably in proportion to the interest accrued as to each Loan; (5) to principal payments on the other Loans and any Obligations under any Secured Rate Contract and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balance of the other Loans, Obligations under any Secured Rate Contract and outstanding Letter of Credit Obligations; and (6) to all other Obligations, including expenses of Lenders to the extent reimbursable under Section 11.3. After all Obligations have been paid in full, Agent shall apply payments to repay any Indebtedness outstanding under Permitted Hedge Agreements to the extent that such Indebtedness is secured by the Collateral as permitted hereunder.

(b) Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of each Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrowers under this Agreement or any of the other Loan Documents if and to the extent Borrowers fail to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Borrowing Availability at such time; provided, that, such charges shall not, in any event, cause the sum of the aggregate Revolving Loan plus the aggregate Swing Line Loan to exceed the Maximum Amount. At Agent’s option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

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1.12 Loan Account and Accounting. Agent shall maintain a loan account (the “Loan Account”) on its books to record: all Advances, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent’s customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent’s most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by each Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay the Obligations. Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to each Borrower for the immediately preceding month. Unless Borrower Representative notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall be presumptive evidence of all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

1.13 Indemnity.

(a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person’s respective officers, directors, employees, attorneys, agents and representatives (each, an “Indemnified Person”), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, “Indemnified Liabilities”); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person’s gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

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(b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) any Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) any Borrower shall refuse to accept any borrowing of, or shall request a termination of, any borrowing of, conversion into or continuation of, LIBOR Loans after Borrower Representative has given notice requesting the same in accordance herewith; or (iv) any Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower Representative has given a notice thereof in accordance herewith, then Borrowers shall jointly and severally indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower Representative with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower Representative shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

1.14 Access. Each Credit Party that is a party hereto shall, during normal business hours, from time to time upon five (5) Business Days prior notice as frequently as Agent reasonably determines to be appropriate: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors, officers and employees of each Credit Party and to the Collateral, (b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party’s books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party (it being understood that at least one field examination will be conducted per year). If an Event of Default has occurred and is continuing, each such Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, Borrowers shall provide Agent and each Lender with access to their suppliers and customers. Each Credit Party shall make available to Agent and its counsel reasonably promptly originals or copies of all books and records that Agent may reasonably request. Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Agent will give Lenders at least five (5) Business Days prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agent’s representatives on regularly scheduled audits at no charge to Borrowers.

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1.15 Taxes.

(a) Any and all payments by each Borrower hereunder (including any payments made pursuant to Section 12) or under the Notes shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to Section 12) or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower Representative shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

(b) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and, within ten (10) days of demand therefore, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

(c) Each Lender organized under the laws of a jurisdiction outside the United States (a “Foreign Lender”) as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower Representative and Agent a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender’s entitlement to such exemption (a “Certificate of Exemption”). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower Representative and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender.

1.16 Capital Adequacy; Increased Costs; Illegality.

(a) If any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by such Lender (with a copy of such

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demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower Representative and to Agent shall be presumptive evidence of the matters set forth therein.

(b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower Representative and to Agent by such Lender, shall be presumptive evidence of the matters set forth therein. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 1.16(b).

(c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender’s reasonable opinion, materially adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) each Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by such Borrower to such Lender, together with interest accrued thereon, unless Borrower Representative on behalf of such Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans.

(d) Within thirty (30) days after receipt by Borrower Representative of written notice and demand from any Lender (an “Affected Lender”) for payment of additional amounts or increased costs as provided in Sections 1.15(a), 1.16(a), 1.16(b) or 1.16(c), Borrower Representative may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, Borrower Representative, with the consent of Agent, may obtain, at Borrowers’ expense, a replacement Lender (“Replacement Lender”) for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent. If Borrowers obtain a Replacement Lender within ninety (90) days following notice of their intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through

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the date of such sale and such assignment shall not require the payment of an assignment fee to Agent; provided, that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within 15 days following its receipt of Borrowers’ notice of intention to replace such Affected Lender. Furthermore, if Borrowers give a notice of intention to replace and do not so replace such Affected Lender within ninety (90) days thereafter, Borrowers’ rights under this Section 1.16(d) shall terminate with respect to such Affected Lender and Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.16(a), 1.16(b) and 1.16(c).

1.17 Single Loan. All Loans to each Borrower and all of the other Obligations of each Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of that Borrower secured, until the Termination Date, by all of the Collateral.

2. CONDITIONS PRECEDENT

2.1 Conditions to the Initial Loans. No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner reasonably satisfactory to Agent, or waived in writing by Agent and Requisite Lenders, Supermajority Lenders or all Lenders, as applicable, as required hereunder:

(a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrowers, each other Credit Party, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance reasonably satisfactory to Agent.

(b) Repayment of Prior Lender Obligations; Satisfaction of Outstanding L/Cs. (i) Agent shall have received a fully executed original of pay-off letters reasonably satisfactory to Agent confirming that all of the Prior Lender Obligations will be repaid in full from the proceeds of the initial Revolving Credit Advance and all Liens upon any of the property of Borrowers or any of their Subsidiaries in favor of each applicable Prior Lender shall be terminated by such Prior Lender immediately upon such payment; and (ii) all letters of credit issued or guaranteed by each applicable Prior Lender shall have been cash collateralized, supported by a guaranty of Agent or supported by a Letter of Credit issued pursuant to Annex B, or shall constitute, and be deemed to constitute, Letters of Credit issued pursuant to Annex B of this Agreement, in any such case, as mutually agreed upon by Agent, Borrowers and each applicable Prior Lender.

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(c) Approvals. Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer’s certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required.

(d) Opening Availability. The Eligible Accounts and Eligible Inventory supporting the initial Revolving Credit Advance and the initial Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Agent, to provide Borrowers, collectively, with Borrowing Availability, after giving effect to the initial Revolving Credit Advance made to each Borrower, the incurrence of any initial Letter of Credit Obligations and the consummation of the Related Transactions (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales and without deterioration of working capital) of at least $20,000,000.

(e) Minimum Subordinated Debt. As of the Closing Date, Borrowers shall have received gross cash Proceeds from the Nussdorf Subordinated Debt in an amount equal to the Proceeds received by the Nussdorf Siblings from QKD as repayment of certain outstanding QKD Indebtedness; provided that, in no event shall such amount be less than $54,000,000.

(f) Payment of Fees. Borrowers shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the Fees specified in the GE Capital Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

(g) Capital Structure: Other Indebtedness. The capital structure of each Credit Party and the terms and conditions of all Indebtedness, including without limitation, the Subordinated Debt of each Credit Party shall be acceptable to Agent in its sole discretion.

(h) Due Diligence. Agent shall have completed its pre-funding Collateral audit with results reasonably satisfactory to Agent.

(i) Acquisition. The Agent shall be reasonably satisfied that, as certified to the Agent, all conditions precedent to the consummation of the Acquisition will have been satisfied or duly waived with the consent of the Agent (not to be unreasonably withheld) and the Acquisition will have been consummated substantially in accordance with the Acquisition Agreement. The terms and conditions of and documentation for the Acquisition shall be reasonably satisfactory to Agent.

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2.2 Further Conditions to Each Loan.

Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance, make, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

(a) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect as of such date as determined by Agent or Requisite Lenders, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement and Agent or Requisite Lenders have determined not to make such Advance, convert or continue any Loan as LIBOR Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

(b) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and Agent or Requisite Lenders shall have determined not to make any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation as a result of that Default or Event of Default; or

(c) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), the outstanding principal amount of the aggregate Revolving Loan would exceed the lesser of the Borrowing Base and the Maximum Amount, in each case, less the then outstanding principal amount of the Swing Line Loan.

The request and acceptance by any Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrowers that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrowers of the cross-guaranty provisions set forth in Section 12 and of the granting and continuance of Agent’s Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

3. REPRESENTATIONS AND WARRANTIES

To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

3.1 Corporate Existence; Compliance with Law. Each Credit Party (a) is a corporation, limited liability company, limited partnership or general partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth in Disclosure Schedule (3.1); (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses or liabilities which could reasonably be expected to have a Material Adverse Effect; (c) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted or proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and bylaws or partnership or operating

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agreement, as applicable; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.2 Executive Offices, Collateral Locations, FEIN. As of the Closing Date, each Credit Party’s name as it appears in official filings in its state of incorporation or organization, state of incorporation or organization, organization type and, in the case of a corporation, whether such corporation is a “C” corporation or “S” corporation, organization number, if any, issued by its state of incorporation or organization, and the current location of each Credit Party’s chief executive office and the warehouses and premises at which any Collateral is located are set forth in Disclosure Schedule (3.2), none of such locations has changed within the four (4) months preceding the Closing Date and each Credit Party has only one state of incorporation or organization. In addition, Disclosure Schedule (3.2) lists the federal employer identification number of each Credit Party.

3.3 Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person’s power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) do not contravene any provision of such Person’s charter, bylaws or partnership or operating agreement as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c), all of which will have been duly obtained, made or complied with prior to the Closing Date. Each of the Loan Documents shall be duly executed and delivered by each Credit Party that is a party thereto and each such Loan Document shall constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

3.4 Financial Statements and Projections. Except for the Projections, all Financial Statements concerning the Credit Parties and their respective Subsidiaries that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

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(a) Financial Statements. The following Financial Statements attached hereto as Disclosure Schedule (3.4(a)) have been delivered on the date hereof:

(i) The audited balance sheets at (x) February 2, 2008 and the related statements of income and cash flows of Perfumania Holdings, certified by Deloitte, LLP and (y) October 31, 2007 and the related statements of income and cash flows of the Acquired Business and their respective Subsidiaries for the Fiscal Year then ended, certified by BDO Seidman, LLP.

(ii) The internally prepared balance sheets for the months ended February 29, 2008, March 31, 2008 and April 30, 2008 and the related statements of income and cash flows of Perfumania Holdings and its Subsidiaries and the Acquired Business and its Subsidiaries for the Fiscal Quarter and Fiscal Month ended April 30, 2008.

(iii) The internally prepared monthly balance sheets and the related statements of income and cash flows of Perfumania Holdings and its Subsidiaries and the Acquired Business and its Subsidiaries for the Fiscal Months of May and June, 2008.

(b) Pro Forma. The Pro Forma delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(b)) was prepared by Borrowers giving pro forma effect to the Related Transactions, was based on the internally prepared combined and combining balance sheets of Borrowers, the Acquired Business, the other Credit Parties and their respective Subsidiaries dated June 30, 2008, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP.

(c) Projections. The Projections delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(c)) have been prepared by Borrowers in light of the past operations of their businesses, but including future payments of known contingent liabilities, and reflect projections for the three year period beginning on October, 2007 on a month-by-month basis for the first year and on a year-by-year basis thereafter. The Projections are based upon the same accounting principles as those used in the preparation of the financial statements described above and the estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of current conditions and current facts known to Borrowers and, as of the Closing Date, reflect Borrowers’ good faith and reasonable estimates of the future financial performance of Borrowers for the period set forth therein. The Projections are not a guaranty of future performance, and actual results may differ from the Projections.

3.5 Material Adverse Effect. Between November 3, 2007 and the Closing Date in the case of Perfumania Holdings and between October 31, 2007 and the Closing Date in the case of the Acquired Business: (a) no Credit Party has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term Commitments that are not reflected in the Pro Forma and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party’s assets and no law or regulation applicable to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of Borrowers’ knowledge no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Since November 3, 2007 in the case of Perfumania Holdings and since October 31, 2007 in the case of the Acquired Business, no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

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3.6 Ownership of Property; Liens. As of the Closing Date, the real estate (“Real Estate”) listed in Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such leases or a summary of terms thereof reasonably satisfactory to Agent have been delivered to Agent. Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each Credit Party has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party’s right, title and interest in and to all such Real Estate and other properties and assets. Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party’s Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect. Each Borrower has good title to all of its Inventory, has all licenses necessary to sell its Inventory and conducts all sales of its Inventory in compliance with all applicable laws and regulations and without violation or breach of any license, contract, agreement, arrangement or understanding to which such Borrower is a party or which is applicable to such Borrower or such Inventory.

3.7 Labor Matters. Except as set forth on Disclosure Schedule 3.7, as of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party’s knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party’s knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party’s knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) there are no material

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complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.8), as of the Closing Date, no Credit Party has any Subsidiaries, which are engaged in any joint venture or partnership with any other Person, or are Affiliates of any other Person. All of the issued and outstanding Stock of each Credit Party is owned by each of the Stockholders and in the amounts set forth in Disclosure Schedule (3.8). Except as set forth in Disclosure Schedule (3.8), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party as of the Closing Date (except for the Obligations) is described in Section 6.3 (including Disclosure Schedule (6.3)).

3.9 Government Regulation. No Credit Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrowers, the incurrence of the Letter of Credit Obligations on behalf of Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

3.10 Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

3.11 Taxes. All Federal and other material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority, and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof

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excluding Charges or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which any Credit Party’s tax returns are currently being audited by the IRS or any other applicable Governmental Authority, and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described in Disclosure Schedule (3.11), as of the Closing Date, no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party’s knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would reasonably be expected to have a Material Adverse Effect.

3.12 ERISA.

(a) Disclosure Schedule (3.12) lists, as of the Closing Date, (i) all ERISA Affiliates and (ii) all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, and all Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form IRS/DOL 5500-series, as applicable, for each such Plan, have been delivered to Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the IRC and its terms, including the timely filing of all reports required under the IRC or ERISA. Neither any Credit Party nor ERISA Affiliate has failed to make any material contribution or pay any material amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. No “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, has occurred with respect to any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

(b) Except as set forth in Disclosure Schedule (3.12): (i) no Title IV Plan has any material Unfunded Pension Liability; (ii) no ERISA Event has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened material claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any material liability as a result of a complete or partial withdrawal from a Multiemployer Plan; and (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 4041 of ERISA, nor has any Title IV Plan of any Credit Party or any ERISA Affiliate (determined at any time within the last five years) with material Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate (determined at such time).

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3.13 No Litigation. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, “Litigation”), (a) that challenges any Credit Party’s right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to any Credit Party and that , if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or, to any Credit Party’s knowledge, threatened, that seeks damages in excess of $250,000 or injunctive relief against, or alleges criminal misconduct of, any Credit Party.

3.14 Brokers. Except as set forth on Disclosure Schedule 3.14, no broker or finder brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

3.15 Intellectual Property. As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now conducted by it or presently proposed to be conducted by it, and each Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15). Each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect. Except as set forth in Disclosure Schedule (3.15), no Credit Party is aware of any material infringement claim by any other Person with respect to any Intellectual Property.

3.16 Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, Financial Statements or Collateral Reports from time to time prepared by any Credit Party and delivered hereunder or any written statement prepared by any Credit Party and furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Projections from time to time delivered hereunder are or will be based upon the estimates and assumptions stated therein, all of which Borrowers believed at the time of delivery to be reasonable and fair in light of current conditions and current facts known to Borrowers as of such delivery date, and reflect Borrowers’ good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein. Such Projections are not a guaranty of future performance and actual results may differ from those set forth in such Projections. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances.

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3.17 Environmental Matters.

(a) Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and that would not result in Environmental Liabilities that could reasonably be expected to exceed $100,000; (ii) no Credit Party has caused or suffered to occur any material Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities which could reasonably be expected to exceed $100,000; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $100,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $100,000; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $100,000 or injunctive relief against, or that alleges criminal misconduct by, any Credit Party; (vii) no notice has been received by any Credit Party identifying it as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a “potentially responsible party” under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

(b) Each Credit Party hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party’s affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party’s conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

3.18 Insurance. Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

3.19 Deposit and Disbursement Accounts. Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

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3.20 Government Contracts. Except as set forth in Disclosure Schedule (3.20), as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party’s Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

3.21 Customer and Trade Relations. Except as set forth in Disclosure Schedule (3.21), as of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding 12 months caused them to be ranked among the ten largest customers of such Credit Party; or the business relationship of any Credit Party with any supplier essential to its operations.

3.22 Bonding; Licenses. Except as set forth on Disclosure Schedule 3.22, as of the Closing Date, no Credit Party is a party to or bound by any surety bond agreement or bonding requirement with respect to products or services sold by it or any trademark or patent license agreement with respect to products sold by it.

3.23 Solvency. Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or incurred on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or incurred, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower Representative; (c) the Refinancing, the Acquisition and the consummation of the other Related Transactions; and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is and will be Solvent.

3.24 Subordinated Debt. As of the Closing Date, Borrowers have delivered to Agent a complete and correct copy of the agreements governing the QKD Subordinated Debt and the Nussdorf Subordinated Debt (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). All Obligations, including the Letter of Credit Obligations, constitute Indebtedness entitled to the benefits of the subordination provisions contained in the agreements governing the QKD Subordinated Debt and the Nussdorf Subordinated Debt.

4. FINANCIAL STATEMENTS AND INFORMATION

4.1 Reports and Notices.

(a) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

(b) Each Credit Party executing this Agreement hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex F.

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4.2 Communication with Accountants. Each Credit Party executing this Agreement authorizes Agent to communicate directly with its independent certified public accountants, including Deloitte & Touche, LLP; provided, that, so long as no Default or Event of Default has occurred and is continuing, Agent shall not communicate with the Credit Parties’ independent certified public accountants without the prior consent of the Borrowers, such consent not to be unreasonably withheld or delayed. Each Credit Party authorizes and shall instruct those accountants and advisors to communicate to Agent information relating to any Credit Party with respect to the business, results of operations and financial condition of any Credit Party.

5. AFFIRMATIVE COVENANTS

Each Credit Party executing this Credit Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

5.1 Maintenance of Existence and Conduct of Business. Each Credit Party shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its material rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1).

5.2 Payment of Charges.

(a) Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen or bailees, in each case, before any thereof shall become past due, except in the case of clauses (ii) and (iii) where the failure to pay or discharge such Charges would not result in aggregate liabilities in excess of $750,000.

(b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; and (iv) such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent

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evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met.

5.3 Books and Records. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(a)).

5.4 Insurance; Damage to or Destruction of Collateral.

(a) The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule (3.18) as in effect on the date hereof or otherwise in form and amounts and with insurers reasonably acceptable to Agent. Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide thirty (30) days prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable. Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party’s failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Agent and shall be additional Obligations hereunder secured by the Collateral.

(b) Agent reserves the right at any time upon any change in any Credit Party’s risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Agent’s opinion, adequately protect both Agent’s and Lenders’ interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Agent, with respect to its insurance policies.

(c) Each Credit Party shall deliver to Agent, in form and substance reasonably satisfactory to Agent, endorsements to (i) all “All Risk” and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default has occurred and is continuing, as such Credit Party’s true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such “All Risk” policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such “All Risk” policies of insurance and for making all determinations and decisions with

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respect to such “All Risk” policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower Representative shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance. After deducting from such proceeds (i) the expenses incurred by Agent in the collection or handling thereof, and (ii) amounts required to be paid to creditors (other than Lenders) having Permitted Encumbrances, Agent shall apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(d); provided that in the case of insurance proceeds pertaining to any Credit Party that is not a Borrower, such insurance proceeds shall be applied ratably to all of the Loans owing by each Borrower, or permit or require the applicable Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.

5.5 Compliance with Laws. Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to ERISA, labor laws, and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.6 Supplemental Disclosure. From time to time as may be reasonably requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of an Event of Default) or at Credit Parties’ election, the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

5.7 Intellectual Property. Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect and shall comply in all material respects with the terms of its Licenses.

5.8 Environmental Matters. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real

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Estate in all material respects; (c) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities in excess of $100,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $100,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent’s written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers’ expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

5.9 Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases. Each Credit Party shall use commercially reasonable efforts to obtain a landlord’s agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located (other than retail locations), which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent. With respect to such locations (including retail locations) or warehouse space leased or owned as of the Closing Date and thereafter, if Agent has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date (or, if later, as of the date such location is acquired or leased), any Borrower’s Eligible Inventory at that location shall, in Agent’s discretion, be subject to such Reserves as may be established by Agent in its reasonable credit judgment. After the Closing Date, except with respect to retail locations, no real property or warehouse space shall be leased by any Credit Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Agent (which consent, in Agent’s discretion, may be conditioned upon the exclusion from the Borrowing Base of Eligible Inventory at that location or the establishment of Reserves acceptable to Agent) or, unless and until a reasonably satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Notwithstanding the foregoing, Borrowers may temporarily store (for a period not to exceed two weeks) Inventory at locations as to

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which a landlord waiver or bailee letter has not been obtained; provided, that such Inventory shall be excluded from the Borrowing Base and the aggregate amount of such Inventory stored at all such locations shall not exceed $5,000,000 at any time. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location (including retail locations) or public warehouse where any Collateral is or may be located. To the extent otherwise permitted hereunder, if any Credit Party proposes to acquire a fee ownership interest in Real Estate after the Closing Date, it shall first provide to Agent a mortgage or deed of trust granting Agent a first priority Lien on such Real Estate, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), and, if required by Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Agent, in each case, in form and substance reasonably satisfactory to Agent.

5.10 Further Assurances. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party’s expense and upon the reasonable request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement and each Loan Document.

6. NEGATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

6.1 Mergers, Subsidiaries, Etc. No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person; provided, that, following prior written notice to Agent in the case of a purchase of Accounts and/or Inventory in excess of $1,000,000 or any purchase of related brand-name intangibles, Borrowers may make opportune purchases of Inventory, Accounts and related brand-name intangibles (but no assumptions of liabilities other than related liabilities approved by Agent in an amount not to exceed $3,000,000 in any single transaction) in the ordinary course of business consistent with past practices, provided, further, that Borrowers shall take all steps required or reasonably requested by Agent to perfect Agent’s Liens in such Inventory, Accounts and related brand-name intangibles.

6.2 Investments; Loans and Advances. Except as otherwise expressly permitted by this Section 6, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that: (a) Borrowers may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to any Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business consistent with past practices; (b) each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date; (c) Borrowers may make Advances to Suppliers to the extent not prohibited by paragraph (f) of Annex G to the Agreement; and (d) other investments not exceeding $250,000 in the aggregate at any time outstanding.

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6.3 Indebtedness.

(a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 6.7(c), (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, (v) Indebtedness consisting of intercompany loans and advances made between the Borrowers; provided, that: (A) on the Closing Date, each Borrower shall have executed and delivered, a demand note (the “Intercompany Note”) to evidence any such intercompany Indebtedness owing at any time by such Borrower to any other Borrower which Intercompany Note shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (B) each Borrower shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (C) the obligations of each Borrower under any such Intercompany Note shall be subordinated to the Obligations of such Borrower hereunder and under the other Loan Documents in a manner reasonably satisfactory to Agent; (D) at the time any such intercompany loan or advance is made by any Borrower to any other Borrower as permitted by this clause (v) and after giving effect thereto, each such Borrower shall be Solvent; and (E) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; (vi) the QKD Subordinated Debt, (vii) the Nussdorf Subordinated Debt and (viii) Indebtedness under Secured Rate Contracts or (B) Permitted Hedge Agreements.

(b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (i) the Obligations; (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c); (iii) Indebtedness permitted by Section 6.3(a)(iv) upon any refinancing thereof in accordance with Section 6.3(a)(iv); and (iv) as otherwise permitted in Section 6.13.

6.4 Employee Loans and Affiliate Transactions.

(a) Except as otherwise expressly permitted in this Section 6 with respect to Affiliates, no Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except (i) in the ordinary course of and pursuant to the reasonable requirements of such Credit Party’s business and upon fair and reasonable terms that are no less favorable to such Credit

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Party than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of such Credit Party, (ii) the transactions between GSN, QKD and Borrowers by which GSN or QKD provides transportation services to Borrowers in exchange for a fee determined in the ordinary course of business consistent with past practices; (iii) the transactions between Consolidators and Borrowers by which Consolidators provides freight consolidating and forwarding services for Borrowers in exchange for a fee in the ordinary course of business consistent with past practices, (iv) the Bellport Sublease transaction and (v) the Services Agreement transaction. In addition, if any such transaction or series of related transactions, other than the transactions permitted by Section 6.2(d) or 6.3(a)(v), involves payments in excess of $100,000 in the aggregate, the terms of these transactions must be disclosed in advance to Agent. All such transactions existing as of the date hereof are described in Disclosure Schedule (6.4(a)).

(b) No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except loans to its respective employees in the ordinary course of business consistent with past practices to the extent permitted under Section 6.2(d).

6.5 Capital Structure and Business. If all or part of a Credit Party’s Stock is pledged to Agent, that Credit Party shall not issue additional Stock. No Credit Party shall amend its charter or bylaws in a manner that would adversely affect Agent or Lenders or such Credit Party’s duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto.

6.6 Guaranteed Indebtedness. No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement.

6.7 Liens. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7) securing the Indebtedness described on Disclosure Schedule (6.3) and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property; (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $5,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets); and (d) Liens on the Collateral securing the Secured Rate Contracts or Permitted Hedge Agreements; provided, that (i) such Liens (other than those securing Secured Rate Contracts) shall rank junior to the Liens of Agent, for the benefit of Agent and Lenders, on the Collateral securing the Obligations and (ii) Agent shall have established a Reserve

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against Borrowing Availability equal to the amount of the Indebtedness under the Secured Rate Contracts and Permitted Hedge Agreements so secured by the Liens on the Collateral. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

6.8 Sale of Stock and Assets. No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than (a) the sale of Inventory in the ordinary course of business, (b) the sale or other disposition by a Credit Party of Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Credit Party’s business and having a book value not exceeding $1,000,000 in the aggregate in any Fiscal Year; and (c) the sale or other disposition of other Equipment and Fixtures having a book value not exceeding $1,000,000 in the aggregate in any Fiscal Year.

6.9 ERISA. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur (i) an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or (ii) an ERISA Event to the extent such ERISA Event would reasonably be expected to result in taxes, penalties and other liabilities in an aggregate amount in excess of $250,000 in the aggregate.

6.10 Financial Covenants. Borrowers shall not breach or fail to comply with any of the Financial Covenants.

6.11 Hazardous Materials. No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

6.12 Sale-Leasebacks. Except as set forth in Disclosure Schedule (6.12), no Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

6.13 Restricted Payments. No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances between Borrowers to the extent permitted by Section 6.3, (b) dividends and distributions by Subsidiaries of any Borrower paid to such Borrower, (c) employee loans permitted under Section 6.4(b), (d) payments of principal and interest of Intercompany Notes issued in accordance with Section 6.3; (e) the payment of principal and interest of the QKD Subordinated Debt; provided, that (i) no Default or Event of Default has occurred and is continuing or would result after giving effect to any Restricted Payment permitted pursuant to this clause (e), (ii) the Fixed Charge Coverage Ratio of Borrowers both before and after giving effect to any Restricted Payment permitted pursuant to this clause (e) is not less than 1.10 to 1.00 and (iii) in no event shall any Restricted Payment permitted

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pursuant to this clause (e) be paid prior to January 31, 2009; (f) the payment of principal and interest of the Nussdorf Subordinated Debt; provided, that (i) no Default or Event of Default has occurred and is continuing or would result after giving effect to any Restricted Payment permitted pursuant to this clause (f), (ii) the Fixed Charge Coverage Ratio of Borrowers both before and after giving effect to any Restricted Payment permitted pursuant to this clause (f) is not less than 1.25 to 1.00 and (iii) in no event shall any Restricted Payment permitted pursuant to this clause (f) be paid prior to the last day of the Fiscal Quarter ended April 30, 2009; and (g) the payment of interest on the Existing Nussdorf Convertible Note; provided, that no Default or Event of Default has occurred and is continuing or would result after giving effect to any Restricted Payment permitted pursuant to this clause (g).

6.14 Change of Corporate Name, State of Incorporation or Location; Change of Fiscal Year. No Credit Party shall (a) change its name as it appears in official filings in the state of its incorporation or other organization (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization or incorporate or organize in any additional jurisdictions, in each case without at least thirty (30) days prior written notice to Agent and after Agent’s written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States. No Credit Party shall change its Fiscal Year.

6.15 No Impairment of Intercompany Transfers. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Borrower to any Borrower or between Borrowers.

6.16 Real Estate Purchases. No Credit Party shall purchase a fee simple ownership interest in Real Estate other than in the ordinary course of business consistent with past practices.

6.17 Changes Relating to Subordinated Debt.

No Credit Party shall change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (a) increase the interest rate on such Subordinated Debt; (b) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Debt; (d) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of such

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Subordinated Debt; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the Credit Party thereunder or confer additional material rights on the holder of such Subordinated Debt in a manner adverse to any Credit Party, Agent or any Lender.

7. TERM

7.1 Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder:

(a) Any Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agent’s demand for such reimbursement or payment of expenses.

(b) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4(a) or 6, or any of the provisions set forth in Annexes C or G, respectively.

(c) Any Borrower fails or neglects to perform, keep or observe any of the provisions of Section 4.1 or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for three (3) Business Days or more.

(d) Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for thirty (30) days or more.

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(e) A default or breach occurs under any other agreement, document or instrument to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Credit Party in excess of $500,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of $500,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral in respect thereof to be demanded, in each case, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

(f) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

(g) Assets of any Credit Party with a fair market value of $500,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more.

(h) A case or proceeding is commenced against any Credit Party seeking a decree or order in respect of such Credit Party (i) under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party’s assets, or (iii) ordering the winding-up or liquidation of the affairs of such Credit Party, and such case or proceeding shall remain undismissed or unstayed for ninety (90) days or more or a decree or order granting the relief sought in such case or proceeding is granted by a court of competent jurisdiction.

(i) Any Credit Party (i) files a petition seeking relief under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner the institution of proceedings thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party’s assets, (iii) makes an assignment for the benefit of creditors, (iv) takes any action in furtherance of any of the foregoing; or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

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(j) A final judgment or judgments for the payment of money in excess of $500,000 in the aggregate at any time are outstanding against one or more of the Credit Parties (which judgments are not covered by insurance policies as to which liability has been accepted by the insurance carrier), and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

(k) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

(l) Any Change of Control occurs.

(m) Any uninsured damage, loss, theft or destruction in excess of $500,000 with respect to all or any portion of any property or assets of any Credit Party occurs.

(n) Any claims are made or otherwise asserted under the environmental indemnity permitted under Section 6.6(c) of this Agreement in an amount in excess of $1,000,000, either individually or in the aggregate, and such claims remain unresolved or otherwise outstanding for more than 60 days.

8.2 Remedies.

(a) If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, suspend the Revolving Loan facility with respect to additional Advances and/or the incurrence of additional Letter of Credit Obligations, whereupon any additional Advances and additional Letter of Credit Obligations shall be made or incurred in Agent’s sole discretion (or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Event of Default has occurred and is continuing, Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

(b) If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice: (i) terminate the Revolving Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) reduce the Revolving Loan Commitment from time to time; (iii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized in the manner set forth in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party; or (iv) exercise any rights and remedies provided to Agent under the

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Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of Default specified in Sections 8.1(h) or (i), the Commitments shall be immediately terminated and all of the Obligations, including the aggregate Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

8.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives (including for purposes of Section 12): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9. ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

9.1 Assignment and Participations.

(a) Subject to the terms of this Section 9.1, any Lender may make an assignment to a Qualified Assignee of, or sell participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and the execution of an assignment agreement (an “Assignment Agreement”) substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to $5,000,000 and the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000 or shall no longer be a Lender; (iv) include a payment to Agent of an assignment fee of $3,500; and (v) so long as no Event of Default has occurred and is continuing, require the consent of Borrower Representative, which shall not be unreasonably withheld or delayed; provided that no such consent shall be required for an assignment to a Qualified Assignee. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Each Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a “Lender”. In all instances, each Lender’s liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender’s Pro Rata Share of the applicable Commitment. In

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the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrowers and Borrowers shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time pledge the Obligations held by it and such Lender’s rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any Lender that is an investment fund may assign the Obligations held by it and such Lender’s rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender’s obligations hereunder or under any other Loan Document.

(b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.13, 1.15, 1.16 and 9.8, each Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a “Lender”. Except as set forth in the preceding sentence no Borrower or Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

(c) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrowers and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

(d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by them and all other information provided by them and included in such materials, except that any Projections delivered by Borrowers shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in Section 3.4(c).

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(e) Any Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

(f) So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.16(a), increased costs under Section 1.16(b), an inability to fund LIBOR Loans under Section 1.16(c), or withholding taxes in accordance with Section 1.15(a).

(g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”), may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing by the Granting Lender to Agent and Borrowers, the option to provide to Borrowers all or any part of any Loans that such Granting Lender would otherwise be obligated to make to Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Any SPC may (i) with notice to, but without the prior written consent of, Borrowers and Agent, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrowers and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.1(g) may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment. For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder.

9.2 Appointment of Agent. GE Capital is hereby appointed to act on behalf of all Lenders as Agent and Collateral Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent, Collateral Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, each of Agent and Collateral Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Neither Agent nor Collateral Agent shall have duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent and Collateral Agent shall be mechanical and administrative in nature and Agent and Collateral Agent shall not have, or be deemed to

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have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Loan Documents, neither Agent nor Collateral Agent shall have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by GE Capital or any of its Affiliates in any capacity. Neither Agent, Collateral Agent nor any of their Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

If Agent or Collateral Agent shall request instructions from Requisite Lenders, Supermajority Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent or Collateral Agent, as the case may be, shall be entitled to refrain from such act or taking such action unless and until Agent or Collateral Agent shall have received instructions from Requisite Lenders, Supermajority Lenders or all affected Lenders, as the case may be as required hereunder, and neither Agent nor Collateral Agent shall incur liability to any Person by reason of so refraining. Agent and Collateral Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent or Collateral Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent or Collateral Agent, expose Agent or Collateral Agent to Environmental Liabilities or (c) if Agent or Collateral Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent or Collateral Agent as a result of Agent or Collateral Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable as required hereunder.

9.3 Agent’s Reliance, Etc. Neither Agent, Collateral Agent nor any of their Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent or Collateral Agent (as applicable): (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or

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value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

9.4 GE Capital and Affiliates. With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital as a Lender holding disproportionate interests in the Loans and GE Capital as Agent.

9.5 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

9.6 Indemnification. Lenders agree to indemnify Agent and Collateral Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of Credit Parties hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent or Collateral Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Agent or Collateral Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent and Collateral Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent or Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent or Collateral Agent is not reimbursed for such expenses by Credit Parties.

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9.7 Successor Agent. Agent may resign at any time by giving not less than thirty (30) days prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the resigning Agent’s giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent’s resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent’s resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.

9.8 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.9(f), each Lender is hereby authorized at any time or from time to time, without prior notice to any Credit Party or to any Person other than Agent, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Borrower or Guarantor (regardless of whether such balances are then due to such Borrower or Guarantor) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of any Borrower or Guarantor against and on account of any of the Obligations that are not paid when due; provided that the Lender exercising such offset rights shall give notice thereof to the affected Credit Party promptly after exercising such rights. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares (other than offset rights exercised by any

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Lender with respect to Sections 1.13, 1.15 or 1.16). Each Lender’s obligation under this Section 9.8 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under Section 1.1. Each Credit Party that is a Borrower or Guarantor agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

9.9 Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

(a) Advances; Payments.

(i) Revolving Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of Section 1.1(b). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Advance is received, by telecopy, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Lender’s Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent’s account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan, and not later than 12:30 p.m. (New York time) on the requested funding date, in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Agent’s sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to the Borrower designated by Borrower Representative in the Notice of Revolving Credit Advance. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

(ii) Not less than once during each calendar week or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Lender by telephone, or telecopy of the amount of such Lender’s Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments or Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender’s Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of such Lender on the Loans held by it. To the extent that any Lender (a “Non-Funding Lender”) has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender’s Pro Rata Share of all

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payments received from Borrowers. Such payments shall be made by wire transfer to such Lender’s account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

(b) Availability of Lender’s Pro Rata Share. Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent’s demand, Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Agent advances funds to any Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

(c) Return of Payments.

(i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

(d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Revolving Lender, an “Other Lender”) of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Revolving Lender” (or be included in the calculation of “Requisite

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Lenders” or “Supermajority Lenders” hereunder) for any voting or consent rights under or with respect to any Loan Document. At Borrower Representative’s request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

(e) Dissemination of Information. Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s gross negligence or willful misconduct. Lenders acknowledge that Borrowers are required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that Agent shall have no duty to provide the same to Lenders.

(f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.

10. SUCCESSORS AND ASSIGNS

10.1 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

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11. MISCELLANEOUS

11.1 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of interest, commitment letter, fee letter or confidentiality agreement, if any, between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement. Notwithstanding the foregoing, the GE Capital Fee Letter shall survive the execution and delivery of this Agreement and shall continue to be binding obligations of the parties.

11.2 Amendments and Waivers.

(a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrowers, and by Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable. Except as set forth in Section 9.2 or in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

(b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that increases the percentage advance rates set forth in the definition of the Borrowing Base shall be effective unless the same shall be in writing and signed by Agent, Lenders holding more than 95% of the Commitments of all Lenders and Borrowers. No amendment, modification, termination or waiver or consent with respect to any provision of this Agreement that makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts and Eligible Inventory set forth in Sections 1.6 and 1.7, shall be effective unless the same shall be in writing and signed by Agent, Supermajority Lenders and Borrowers.

(c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby: (i) increase the principal amount of any Lender’s Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date (other than payment dates of mandatory prepayments under Section 1.3(b)(ii)-(iv)) or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any Borrower or release any Guaranty or, except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of, any Collateral with a total value exceeding $15,000,000 in the aggregate during the term of this Agreement (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this Section 11.2 or the definitions of the terms “Requisite Lenders” or “Supermajority Lenders” insofar as such definitions affect the

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substance of this Section 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or L/C Issuer under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent or L/C Issuer, as the case may be, in addition to Lenders required hereinabove to take such action. No amendment, modification or waiver of this Agreement or any Loan Document altering the ratable treatment of Obligations arising under Secured Rate Contracts resulting in such Obligations being junior in right of payment to principal on the Loans or resulting in Obligations owing to any Secured Swap Provider becoming unsecured (other than release of Liens in accordance with the terms hereof), in each case in a manner adverse to any Secured Swap Provider, shall be effective without the written consent of GE Capital. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

(d) If, in connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”):

(i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) or in clause (ii), below being referred to as a “Non-Consenting Lender”);

(ii) requiring the consent of Supermajority Lenders, the consent of Requisite Lenders is obtained, but the consent of Supermajority Lenders is not obtained;

then, so long as Agent is not a Non-Consenting Lender, at Borrower Representative’s request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent’s request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

(e) Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrowers termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

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11.3 Fees and Expenses. Borrowers shall reimburse (i) Agent for all fees, costs and expenses (including the reasonable fees and expenses of all of its counsel, advisors, consultants and auditors) and (ii) Agent (and, with respect to clauses (b) and (c) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers), incurred in connection with the negotiation, preparation and filing and/or recordation of the Loan Documents and incurred in connection with:

(a) any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

(b) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Credit Party or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Credit Parties or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, further, that no Person shall be entitled to reimbursement under this clause (b) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person’s gross negligence or willful misconduct; provided, further, that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

(c) any attempt to enforce any remedies of Agent against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

(d) any workout or restructuring of the Loans during the pendency of one or more Events of Default; and

(e) efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (e) above, all reasonable attorneys’ and other professional and service providers’ fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to

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any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrowers to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

11.4 No Waiver. Agent’s or any Lender’s failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders, and directed to Borrowers specifying such suspension or waiver.

11.5 Remedies. Agent’s and Lenders’ rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

11.6 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

11.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

11.8 Confidentiality. Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential during the term of the Agreement and for a period of two (2) years following the Termination Date, except that Agent and any Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential

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assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent’s or such Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or (f) that ceases to be confidential through no fault of Agent or any Lender.

11.9 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

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11.10 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative or Agent) designated in Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

11.11 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

11.13 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

11.14 Press Releases and Related Matters. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this

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Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using Borrowers’ name, product photographs, logo or trademark; provided, however, that all references to the Credit Parties shall be limited to “Perfumania Holdings, Inc. (f/k/a E Com Ventures, Inc.) and its Affiliates,” and shall not mention the other Credit Parties by name. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

11.15 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.16 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

11.17 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.18 USA PATRIOT Act Notice. Each Lender that is subject to the Patriot Act (as hereinafter defined) and Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or Agent, as applicable, to identify such Borrower in accordance with the Patriot Act.

12. CROSS-GUARANTY

12.1 Cross-Guaranty. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment

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(whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by,

(a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

(b) the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

(c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

(d) the insolvency of any Credit Party; or

(e) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

12.2 Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, Agent and Lenders would decline to enter into this Agreement.

12.3 Benefit of Guaranty. Each Borrower agrees that the provisions of this Section 12 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Agent or Lenders, the obligations of such other Borrower under the Loan Documents.

12.4 Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.7, each Borrower hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each Borrower acknowledges and agrees that this waiver is intended to benefit Agent and

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Lenders and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Section 12, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

12.5 Election of Remedies. If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. In the event Agent or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

12.6 Limitation. Notwithstanding any provision herein contained to the contrary, each Borrower’s liability under this Section 12 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

(a) the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

(b) the amount that could be claimed by Agent and Lenders from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Borrower under Section 12.7.

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12.7 Contribution with Respect to Guaranty Obligations.

(a) To the extent that any Borrower shall make a payment under this Section 12 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b) As of any date of determination, the “Allocable Amount” of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c) This Section 12.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 12.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.1. Nothing contained in this Section 12.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

(e) The rights of the indemnifying Borrowers against other Credit Parties under this Section 12.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

12.8 Liability Cumulative. The liability of Borrowers under this Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BORROWERS:

PERFUMANIA HOLDINGS, INC. (f/k/a E Com Ventures, Inc.)
PERFUMANIA, INC.
MAGNIFIQUE PARFUMES AND COSMETICS, INC.
TEN KESEF II, INC.
PERFUMANIA PUERTO RICO, INC.

By:	/s/ Michael W. Katz
Name:	Michael W. Katz
Title:	President and Chief Executive Officer

QUALITY KING FRAGRANCE, INC.
SCENTS OF WORTH, INC.
FIVE STAR FRAGRANCE COMPANY, INC.
NORTHERN GROUP, INC.

By:	/s/ Donna Dellomo
Name:	Donna Dellomo
Title:	Chief Financial Officer and Secretary

DISTRIBUTION CONCEPTS, LLC

By:	/s/ Rene Garcia
Name:	Rene Garcia
Title:	President

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GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, Collateral Agent and Lender

By:	/s/ Meenoo Sameer
Duly Authorized Signatory

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The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrowers.

PERFUMANIA.COM, INC.

By:	/s/ Michael W. Katz
Name:	Michael W. Katz
Title:	President and Chief Executive Officer

FLOWING VELVET, INC.
ALADDIN FRAGRANCES, INC.
NICHE MARKETING GROUP, INC.
NORTHERN AMENITIES, LTD.
NORTHERN BRANDS, INC.

By:	/s/ Donna Dellomo
Name:	Donna Dellomo
Title:	Treasurer and Secretary

MODEL REORG ACQUISITION LLC

By:	/s/ Donna Dellomo
Name:	Donna Dellomo
Title:	Treasurer and Secretary

JACAVI, LLC

By:	/s/ Rene Garcia
Name:	Rene Garcia
Title:	President

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WACHOVIA BANK NATIONAL ASSOCIATION

By:	/s/ Ernest May
Name:	Ernest May
Title:	Director

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BANK OF AMERICA, N.A.

By:	/s/ Patrick Gilligan
Name:	Patrick Gilligan
Title:	Vice President

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TD BANK, N.A.

By:	/s/ Robert Munns
Name:	Robert Munns
Title:	Vice President

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UNION BANK OF CALIFORNIA

By:	/s/ Brent Housteau
Name:	Brent Housteau
Title:	Vice President

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RBS BUSINESS CAPITAL, a division of RBS Asset Finance, Inc.

By:	/s/ Jennifer L. Mannila
Name:	Jennifer L. Mannila
Title:	Vice President

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BANK LEUMI USA

By:	/s/ John Grieco
Name:	John Grieco
Title:	First Vice President

By:	/s/ Nancy Pulla
Name:	Nancy Pulla
Title:	Assistant Treasurer

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ANNEX A (Recitals)

to

CREDIT AGREEMENT

DEFINITIONS

Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings, and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

“Account Debtor” means any Person who is or may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Accounting Changes” has the meaning ascribed thereto in Annex G.

“Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

“Acquired Business” means, collectively, Model Reorg, QKF, Scents of Worth, Flowing Velvet, Aladdin Fragrances, Niche Marketing, Northern Amenities, Northern Brands, and Five Star Fragrance, and their respective subsidiaries engaged in the fragrance business.

“Acquisition” means the merger of Model Reorg with and into Model Reorg Acquisition LLC pursuant to the Acquisition Agreement.

“Acquisition Agreement” means the Agreement and Plan of Merger, dated as of December 21, 2007, by and among Perfumania Holdings, Model Reorg, the Stockholders of Model Reorg and Model Reorg Acquisition LLC, as amended by the First Amendment to Merger Agreement dated as of July 8, 2008.

“Advance” means any Revolving Credit Advance or Swing Line Advance, as the context may require.

“Advances to Suppliers” means the amounts, which shall be net of any reserves (such reserves not to exceed $5,000,000 in the aggregate for all Borrowers at any time), outstanding at any one time, as determined in accordance with GAAP, (i) advanced by any Borrower to any supplier as prepayments for Inventory, without deduction or setoff for any sums owed by any Borrower to such supplier, and (ii) advanced by any Borrower to any other Borrower or to any Guarantor for use by the recipient to purchase Inventory.

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person’s officers, directors, joint venturers and partners and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term “Affiliate” shall specifically exclude Agent and each Lender.

“Agent” means GE Capital in its capacity as Agent for Lenders or its successor appointed pursuant to Section 9.7.

“Agreement” means the Credit Agreement by and among Borrowers, the other Credit Parties party thereto, GE Capital, as Agent and Lender and the other Lenders from time to time party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Aladdin Fragrances” has the meaning ascribed to it in the preamble to the Agreement.

“Appendices” has the meaning ascribed to it in the recitals to the Agreement.

“Applicable L/C Margin” means the per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to Section 1.5(a).

“Applicable Margins” means collectively the Applicable L/C Margin, the Applicable Unused Line Fee Margin, the Applicable Revolver Index Margin and the Applicable Revolver LIBOR Margin.

“Applicable Revolver Index Margin” means the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

“Applicable Revolver LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

“Applicable Unused Line Fee Margin” means the per annum fee, from time to time in effect, payable in respect of Borrowers’ non-use of committed funds pursuant to Section 1.9(b), which fee is determined by reference to Section 1.5(a).

“Assignment Agreement” has the meaning ascribed to it in Section 9.1(a).

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq.

“Bellport Sublease” means that certain sub-sublease between Model Reorg and QKD, as sub-sublandlord, dated October 1, 2007, as amended by that certain First Amendment to Sub-Sublease, dated October 1, 2007.

“Board of Directors” shall mean, with respect to any person, (i) in the case of any corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers of such person, (iii) in the case of any partnership, the Board of Directors of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.

“Blocked Accounts” has the meaning ascribed to it in Annex C.

“Borrower Representative” means Perfumania Holdings in its capacity as Borrower Representative pursuant to the provisions of Section 1.1(c).

“Borrowers” and “Borrower” have the respective meanings ascribed thereto in the preamble to the Agreement.

“Borrowing Availability” means as of any date of determination as to all Borrowers, the lesser of (i) the Maximum Amount and (ii) the Borrowing Base, in each case, less the sum of the aggregate Revolving Loan and Swing Line Loan then outstanding.

“Borrowing Base” means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

(a) 85% of the book value of Eligible Accounts; and

(b) up to 85% of the appraised net orderly liquidation value percentage (from the most recently completed and delivered appraisal of Borrowers’ Inventory pursuant to this Agreement; provided, that, during the period beginning December 16 and ending December 31 of each year, the net orderly liquidation value percentage for the immediately following month of January shall be used in this calculation) of Eligible Inventory, valued at the lower of cost (determined on a first-in, first-out basis) or market; in each case, less any Reserves established by Agent in its reasonable credit judgment at such time including, without limitation, in the case of Eligible L/C Inventory, Reserves for duties, customs brokers, freight, taxes, insurance and other Charges and expenses pertaining to such Inventory.

“Borrowing Base Certificate” means a certificate to be executed and delivered from time to time by Borrowers in the form attached to the Agreement as Exhibit 4.1(b).

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

“Capital Expenditures” means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP; provided, that, expenditures made from the proceeds of casualty insurance or condemnation in connection with the repair or replacement of the asset covered by such casualty insurance or condemnation, shall be excluded from the calculation of Capital Expenditures.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Cash Collateral Account” has the meaning ascribed to it Annex B.

“Cash Equivalents” has the meaning ascribed to it in Annex B.

“Cash Management Systems” has the meaning ascribed to it in Section 1.8.

A “Change in Control” shall be deemed to have occurred if:

(a) at any time a change of control occurs, resulting in a default thereunder (other than a default which has been waived) or the requirement of any Borrower to pay money or offer to pay money, under any Indebtedness of any Borrower or any of their Subsidiaries in an aggregate outstanding principal amount exceeding $5,000,000;

(b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock of Borrower Representative representing more than 50% of the voting power of the total outstanding Voting Stock of Borrower Representative;

(c) individuals who, on the Closing Date, constituted the Board of Directors of Borrower Representative (together with any new directors whose election to such Board of Directors or whose nomination for election was approved by a vote of a majority of the members of the Board of Directors of Borrower Representative, which members comprising such majority are then still in office and were either directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Borrower Representative; or

(d) Borrower Representative at any time ceases to own, directly or indirectly, 100% of the Equity Interests of each other Borrower.

For purposes of this definition, a person shall not be deemed to have beneficial ownership of Equity Interests subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Charges” means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party’s ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party’s business.

“Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party.

“Closing Date” means August 11, 2008.

“Closing Checklist” means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” means the property covered by the Security Agreement, the Mortgages (if any) and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

“Collateral Agent” means GE Capital in its capacity as Collateral Agent for Lenders.

“Collateral Documents” means the Security Agreement, the Pledge Agreements, the Guaranties, the Mortgages (if any), the Patent Security Agreement, the Trademark Security Agreement, the Copyright Security Agreement and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

“Collateral Reports” means the reports with respect to the Collateral referred to in Annex F.

“Collection Account” means that certain account of Agent, account number 50279513 in the name of Agent at DeutscheBank Trust Company Americas in New York, New York ABA No. 021 001 033, or such other account as may be specified in writing by Agent as the “Collection Account.”

“Commitment Termination Date” means the earliest of (a) August 11, 2011, (b) the date of termination of Lenders’ obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrowers of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of all Commitments to zero dollars ($0).

“Commitments” means (a) as to any Lender, such Lender’s Revolving Loan Commitment (including without duplication the Swing Line Lender’s Swing Line Commitment as a subset of its Revolving Loan Commitment) as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders’ Revolving Loan Commitments (including without duplication the Swing Line Lender’s Swing Line Commitment as a subset of its Revolving Loan Commitment), which aggregate commitment shall be Two Hundred Fifty Million Dollars ($250,000,000) on the Closing Date, as to each of clauses (a) and (b), as such commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

“Compliance Certificate” has the meaning ascribed to it in Annex E.

“Concentration Accounts” has the meaning ascribed to it in Annex C.

“Consolidators” means Quality Consolidators, Inc., a Puerto Rico corporation.

“Contracts” means all “contracts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, and in any event including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Control Letter” means a letter agreement between Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant limits any security interest in the applicable financial assets in a manner reasonably satisfactory to Agent, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

“Copyright License” means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyright Security Agreements” means the Copyright Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Credit Parties” means each Borrower, each Guarantor and each of their respective Subsidiaries.

“Dated Account” means an Account of a Borrower due more than sixty (60) days from its due date and more than ninety (90) days from its invoice date pursuant to a specific dating program disclosed to Agent and created in the ordinary course of such Borrower’s business.

“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning ascribed to it in Section 1.5(d).

“Deposit Accounts” means all “deposit accounts” as such term is defined in the Code, now or hereafter held in the name of any Credit Party.

“Disbursement Accounts” has the meaning ascribed to it in Annex C.

“Disclosure Schedules” means the Schedules prepared by Borrowers and denominated as Disclosure Schedules (1.4) through (6.16) and Disclosure Schedule B in the Index to the Agreement.

“Documents” means all “documents,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

“Dollars” or “$” means lawful currency of the United States of America.

“EBITDA” means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) combined net income on a FIFO basis of such Person for such period determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) rental income, (iv) freight income, (v) gain from extraordinary items for such period, (vi) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (vii) any other non-cash gains that have been added in determining combined net income, in each case to the extent included in the calculation of combined net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) transaction fees incurred in connection with the Acquisition that were actually expensed in an amount not to exceed $2,000,000, (vii) unamortized historical financing fees that are written off in an amount not to exceed $300,000, and (viii) the amount of any deduction to combined net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of combined net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining combined net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person’s Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period in a maximum amount per Fiscal Year not to exceed $1,500,000; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any

Indebtedness, of such Person; and (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets.

“Eligible Accounts” has the meaning ascribed to it in Section 1.6.

“Eligible Inventory” has the meaning ascribed to it in Section 1.7.

“Eligible L/C Inventory” means all raw materials and finished goods Inventory owned by Borrowers and covered by documentary Letters of Credit, which Inventory is in transit to one of the Borrowers’ facilities and which Inventory (a) is owned by one of the Borrowers, (b) is fully insured, (c) is subject to a first priority security interest in and lien upon such goods in favor of Agent (except for any possessor lien upon such goods in the possession of a freight carrier or shipping company securing only the freight charges for the transportation of such goods to such Borrowers), (d) is evidenced or deliverable pursuant to Documents that have been delivered to Agent or an agent acting on its behalf or designating Agent as Consignee, and (e) is otherwise deemed to be “Eligible Inventory” hereunder.

“Environmental Laws” means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“Equity Interest” shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means, with respect to any Credit Party or any ERISA Affiliate, (a) with respect to a Title IV Plan, any event described in Section 4043(c) of ERISA for which notice to the PBGC has not been waived; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan in a distress termination described in Section 4041(c) of ERISA or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) with respect to a Title IV Plan, the existence of an “accumulated funding deficiency” (as defined in Section 412 of the IRC or Section 302 of ERISA) whether or not waived, or the failure to make by its due date a required installment under Section 412(m) of the Code or the failure to make any required contribution to a Multiemployer Plan; (g) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to a Title IV Plan; (h) the making of any amendment to any Title IV Plan which could result in the imposition of a lien or the posting of a bond or other security; (i) with respect to a Title IV Plan an event described in Section 4062(e) of ERISA; (j) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (k) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; (l) the loss of a Qualified Plan’s qualification or tax exempt status; or (m) the termination of a Plan described in Section 4064 of ERISA.

“Existing Nussdorf Convertible Note” means that Subordinated Convertible Note dated as of December 9, 2004 (as amended by that certain Amendment to Subordinated Convertible Note dated as of April 28, 2006), issued by Perfumania Holdings to Stephen Nussdorf and Glenn Nussdorf, in the original principal amount of $5,000,000.

“Event of Default” has the meaning ascribed to it in Section 8.1.

“Fair Labor Standards Act” means the Fair Labor Standards Act, 29 U.S.C. §201 et seq.

“Federal Funds Rate” means, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fees” means any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

“Financial Covenants” means the financial covenants set forth in Annex G.

“Financial Statements” means the combined and combining income statements, statements of cash flows and balance sheets of Borrowers, the other Credit Parties and their respective Subsidiaries delivered in accordance with Section 3.4 and Annex E.

“Fiscal Month” means any of the monthly accounting periods of Borrowers.

“Fiscal Quarter” means any of the quarterly accounting periods of Borrowers, ending on or about month-end of January, April, July and October of each year.

“Fiscal Year” means any of the annual accounting periods of Borrowers ending on or about month-end of January of each year.

“Five Star Fragrance” has the meaning ascribed to it in the preamble to the Agreement.

“Fixed Charges” means, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid during such period, plus (b) scheduled payments of principal with respect to Indebtedness during such period, (c) income taxes paid or payable in cash with respect to such fiscal period, plus (d) Restricted Payments made pursuant to and in compliance with Sections 6.13(e) and 6.13(f).

“Fixed Charge Coverage Ratio” means, with respect to any Person for any fiscal period, the ratio of (a) EBITDA minus cash Capital Expenditures during such period other than Capital Expenditures funded by purchase money Indebtedness or Capital Leases permitted by Section 6.7 of the Agreement, to (b) Fixed Charges, calculated on a FIFO basis.

“Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

“Flowing Velvet” has the meaning ascribed to it in the preamble to the Agreement.

“Funded Debt” means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person’s option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

“GAAP” means generally accepted accounting principles in the United States of America consistently applied, as such term is further defined in Annex G to the Agreement.

“GE Capital” means General Electric Capital Corporation, a Delaware corporation.

“GE Capital Credit Facility” means that certain Credit Agreement, dated as of December 20, 2002 (as amended or otherwise modified), by and among Quality King Distributors, Inc., QK Healthcare, Inc., Olla Beauty Supply, Inc., Quality King Fragrance, Inc., Model Imperial, Inc. and G.P.C. Sales, Inc. (solely with respect to its Five Star Fragrance Company division), the Credit Parties party thereto and GE Capital, in its capacity as agent thereunder.

“GE Capital Fee Letter” means that certain letter, dated as of May 16, 2008, between GE Capital and Borrower Representative with respect to certain Fees to be paid from time to time by Borrowers to GE Capital.

“General Intangibles” means all “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

“Goods” means all “goods” as defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Indebtedness” means as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guaranties” means, collectively, each guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

“Guarantors” means each of the Persons listed in the third Recital of the Agreement and each other Person, if any, that executes a guaranty or other similar agreement in favor of Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

“Hazardous Material” means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property, payment for which is deferred 6 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

“Indemnified Liabilities” has the meaning ascribed to it in Section 1.13.

“Indemnified Person” has the meaning ascribed to in Section 1.13.

“Index Rate” means, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the “prime rate” (or, if The Wall Street Journal ceases quoting a prime rate, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

“Index Rate Loan” means a Loan or portion thereof bearing interest by reference to the Index Rate.

“Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

“Intercompany Notes” has the meaning ascribed to it in Section 6.3.

“Interest Expense” means, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

“Interest Payment Date” means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided, that in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three-month intervals and on the last day of such LIBOR Period; and provided further that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an “Interest Payment Date” with respect to any interest that has then accrued under the Agreement.

“Inventory” means all “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Credit Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Inventory Turnover Ratio” means, as of any date of determination, (i) the cost of goods sold, calculated on a FIFO basis, of Borrowers on a combined basis for the 12-month period then ended on such date of determination divided by (ii) the average of the FIFO book value of the Inventory of Borrowers on a combined basis on the last day of each of the four Fiscal Quarters ending with the Fiscal Quarter ending on such date of determination.

“Investment Property” means all “investment property” as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party; (iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

“IRC” means the Internal Revenue Code of 1986 and all regulations promulgated thereunder.

“IRS” means the Internal Revenue Service.

“Jacavi” has the meaning ascribed to it in the preamble to the Agreement.

“L/C Issuer” has the meaning ascribed to it in Annex B.

“L/C Sublimit” has the meaning ascribed to it in Annex B.

“Lenders” means (a) GE Capital, the other Lenders named on the signature pages of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender and (b) solely for the purpose of obtaining the benefit of the Liens granted to the Agent for the benefit of the Lenders under the Collateral Documents, a Person to whom any Obligations in respect of a Secured Rate Contract are owed. For the avoidance of doubt, any Person to whom any Obligations in respect of a Secured Rate Contract are owed and which does not hold any Loans or Commitments shall not be entitled to any other rights as a “Lender” under this Agreement or any other Loan Document.

“Letter of Credit Fee” has the meaning ascribed to it in Annex B.

“Letter of Credit Obligations” means all outstanding obligations incurred by Agent and Lenders at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Agent or another L/C Issuer or the purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable at such time or at any time thereafter by Agent or Lenders thereupon or pursuant thereto.

“Letters of Credit” means documentary or standby letters of credit issued for the account of any Borrower by any L/C Issuer, and bankers’ acceptances issued by any Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

“Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including rights to payment or performance under a letter of credit, whether or not such Credit Party, as beneficiary, has demanded or is entitled to demand payment or performance.

“Leverage Ratio” means, with respect to Borrowers, on a consolidated basis, the ratio of (a) Senior Debt as of any date of determination, to (b) EBITDA for the twelve months ending on that date of determination.

“LIBOR Business Day” means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

“LIBOR Loan” means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

“LIBOR Period” means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative pursuant to the Agreement and ending one, two, three or six months thereafter, as selected by Borrower Representative’s irrevocable notice to Agent as set forth in Section 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

(a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

(b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

(c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

(d) Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

(e) Borrower Representative shall select LIBOR Periods so that there shall be no more than 15 separate LIBOR Loans in existence at any one time, but may not request more than 9 separate LIBOR Loans on any day.

“LIBOR Rate” means for each LIBOR Period, a rate of interest determined by Agent equal to:

(a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Reuters Screen LIBOR01 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

(b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System.

If such interest rates shall cease to be available from Telerate News Service (or its successor satisfactory to Agent), the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower Representative.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Litigation” has the meaning ascribed to it in Section 3.13.

“Loan Account” has the meaning ascribed to it in Section 1.12.

“Loan Documents” means the Agreement, the Notes, the Collateral Documents, the Master Standby Agreement, the Master Documentary Agreement, and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loans” means the Revolving Loan and the Swing Line Loan.

“Lock Boxes” has the meaning ascribed to it in Annex C.

“Margin Stock” has the meaning ascribed to it in Section 3.10.

“Master Documentary Agreement” means the Master Agreement for Documentary Letters of Credit dated as of the Closing Date among Borrowers, as Applicant(s), and GE Capital.

“Master Standby Agreement” means the Master Agreement for Standby Letters of Credit dated as of the Closing Date among Borrowers, as Applicant(s), and GE Capital, as issuer.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, prospects or financial condition of the Borrowers considered as a whole, (b) the Borrowers’ ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent’s Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent’s or any Lender’s rights and remedies under the Agreement and the other Loan Documents.

“Maximum Amount” means, as of any date of determination, an amount equal to the Revolving Loan Commitment of all Lenders as of that date.

“Model Reorg” means Model Reorg, Inc., a New York corporation.

“Mortgaged Properties” has the meaning assigned to it in Annex D.

“Mortgages” means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent on behalf of itself and Lenders with respect to the Mortgaged Properties, all in form and substance reasonably satisfactory to Agent.

“Multiemployer Plan” means a “multiemployer plan” as defined in Sections 3(37) or 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Niche Marketing” has the meaning ascribed to it in the preamble to the Agreement.

“Non-Funding Lender” has the meaning ascribed to it in Section 9.9(a)(ii).

“Northern Amenities” has the meaning ascribed to it in the preamble to the Agreement.

“Northern Brands” has the meaning ascribed to it in the preamble to the Agreement.

“Notes” means, collectively, the Revolving Notes and the Swing Line Note.

“Notice of Conversion/Continuation” has the meaning ascribed to it in Section 1.5(e).

“Notice of Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a).

“Nussdorf Siblings” means, collectively, Glenn Nussdorf, Stephen Nussdorf and Arlene Nussdorf, either in his or her own right or (individually or collectively) in his or her capacity as trustee of one or more trusts created for the benefit of his or her respective lineal descendants.

“Nussdorf Subordinated Debt” means unsecured Subordinated Debt owing to the Nussdorf Siblings in an aggregate principal amount not to exceed $56,000,000 and otherwise on terms satisfactory to Agent.

“Obligations” means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent, any Lender or any Secured Swap Provider, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under the Agreement, any of the other Loan Documents or any Secured Rate Contract. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, hedging obligations under swaps, caps and collar arrangements provided by any Lender in accordance with the terms of the Agreement, expenses, attorneys’ fees and any other sum chargeable to any Credit Party under the Agreement, any of the other Loan Documents or any Secured Rate Contract.

“Overadvance” has the meaning ascribed to it in Section 1.1(a)(iv).

“Patent License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

“Patent Security Agreements” means the Patent Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

“Patents” means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

“Patriot Act” has the meaning ascribed to it in Section 11.18.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a Plan described in Section 3(2) of ERISA.

“Perfumania Holdings” has the meaning ascribed to it in the preamble to the Agreement.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers’, mechanics’ or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers’, warehousemen’s, suppliers’ or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $250,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereafter created Liens in favor of Agent, on behalf of Lenders; and (j) Liens expressly permitted under clauses (b) and (c) of Section 6.7 of the Agreement.

“Permitted Hedge Agreements” means, collectively, (A) the interest rate swap agreements in existence on the Closing Date, if any, and (B) other interest rate cap, swap or collar agreements, or other non-speculative agreements or arrangements designed to provide protection against fluctuations in interest rates in form and substance satisfactory to Agent.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” means, at any time, an “employee benefit plan”, as defined in Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past 7 years on behalf of participants who are or were employed by any Credit Party or ERISA Affiliate.

“Pledge Agreements” means, collectively, the pledge agreements entered into on or after the Closing Date by any Credit Party (as required by the Agreement or any other Loan Document).

“Prior Lender” means (i) collectively, GMAC Commercial Finance LLC and Wachovia Bank N.A. in their capacity as lenders in connection with the Prior Lender Obligations described in clause (i) of such definition, and (ii) GE Capital in its capacity as agent under the GE Capital Credit Facility.

“Prior Lender Obligations” means (i) all obligations of the Credit Parties under that certain Amended and Restated Revolving Credit and Security Agreement with Prior Lender, dated December 11, 2006 (as amended or otherwise modified) and (ii) the obligations of Model Reorg under the GE Capital Credit Facility.

“Proceeds” means “proceeds,” as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

“Pro Forma” means the unaudited combined and combining balance sheet of Borrowers, the other Credit Parties and their respective Subsidiaries as of June 30, 2008 after giving pro forma effect to the Related Transactions.

“Projections” means Borrowers’ forecasted combined and, commencing with the Projections for the Fiscal Year ending January, 2009, combining: (a) balance sheets; (b) profit and loss statements; and (c) cash flow statements, all prepared on a basis consistent with the historical Financial Statements of the Borrowers, together with appropriate supporting details and a statement of underlying assumptions.

“Pro Rata Share” means with respect to all matters relating to any Lender, (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders, and (b) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (c) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

“QKD” means Quality King Distributors, Inc., a New York corporation.

“QKD Subordinated Debt” means unsecured Subordinated Debt owing to QKD in an aggregate principal amount not to exceed $35,000,000 and otherwise on terms satisfactory to Agent.

“QKF” has the meaning ascribed to it in the preamble to the Agreement.

“Qualified Plan” means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

“Qualified Assignee” means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody’s at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrowers without the imposition of any withholding or similar taxes; provided that no Person proposed to become a Lender after the Closing Date and determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, and no Person or Affiliate of such Person proposed to become a Lender after the Closing Date and that holds Subordinated Debt or Stock issued by any Credit Party shall be a Qualified Assignee.

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

“Real Estate” has the meaning ascribed to it in Section 3.6.

“Refinancing” means the repayment in full by Borrowers of the Prior Lender Obligations on the Closing Date.

“Refunded Swing Line Loan” has the meaning ascribed to it in Section 1.1(b)(iii).

“Related Transactions” means the initial borrowing under the Revolving Loan on the Closing Date, the Refinancing, the Acquisition, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

“Related Transactions Documents” means the Loan Documents and all other agreements or instruments executed in connection with the Related Transactions.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Requisite Lenders” means Lenders having (a) more than 51% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 51% of the aggregate outstanding amount of all Loans.

“Reserves” means (a) reserves established by Agent from time to time against Eligible Inventory pursuant to Section 5.9, in its reasonable credit judgment, and (b) such other reserves against Eligible Accounts, Eligible Inventory or Borrowing Availability of any Borrower that Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Agent’s credit judgment.

“Restricted Payment” means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party’s Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party’s Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or its Affiliates.

“Retiree Welfare Plan” means, at any time, a welfare plan (within the meaning of Section 3(1) of ERISA) that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC or other similar state law and at the sole expense of the participant or the beneficiary of the participant.

“Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a)(i), and, unless otherwise expressly set forth herein, shall include Seasonal Advances.

“Revolving Lenders” means, as of any date of determination, Lenders having a Revolving Loan Commitment.

“Revolving Loan” means, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrower plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrower. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

“Revolving Loan Commitment” means (a) as to any Lender, the aggregate Commitment of such Lender to make Revolving Credit Advances or incur Letter of Credit Obligations as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances or incur Letter of Credit Obligations, which aggregate commitment shall be Two Hundred Fifty Million Dollars ($250,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

“Revolving Note” has the meaning ascribed to it in Section 1.1(a)(ii).

“Scents of Worth” has the meaning ascribed to it in the preamble to the Agreement.

“Seasonal Advance” has the meaning ascribed to it in Section 1.1(a)(iii).

“Seasonal Advance Commitment” means, as to any Lender, the commitment of such Lender to make Seasonal Advances as set forth on Annex J to the Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of such Lender.

“Seasonal Advance Period” means the period beginning August 15, 2008 and ending October 31, 2008.

“Seasonal Borrowing Availability” means as of any date of determination as to all Borrowers, the lesser of (i) the Seasonal Maximum Amount and (ii) the Seasonal Borrowing Base.

“Seasonal Borrowing Base” means, as of any date of determination by Agent, from time to time, an amount equal to the excess at such time of: (i) 85% of the net orderly liquidation value percentage (from the most recently completed and delivered appraisal of Borrowers’ Inventory pursuant to this Agreement) for the months of November and December, 2008 of Eligible Inventory, valued at the lower of cost (determined on a first-in, first-out basis) or market, over (ii) 85% of the net orderly liquidation value percentage for the months other than November and December, 2008 of Eligible Inventory, valued at the lower of cost (determined on a first-in, first-out basis) or market, less any Reserves established by Agent at such time including, without limitation, in the case of Eligible L/C Inventory, Reserves for duties, customs brokers, freight, taxes, insurance and other Charges and expenses pertaining to such Inventory.

“Seasonal Maximum Amount” means, as of any date of determination, an amount equal to $15,000,000.

“Secured Rate Contract” means any Rate Contract between Borrower and the counterparty thereto which has been provided or arranged by any Lender or an Affiliate of any Lender.

“Secured Swap Provider” means a Person with whom a Borrower has entered into a Secured Rate Contract provided or arranged by any Lender or an Affiliate of any Lender, and any assignee thereof.

“Security Agreement” means the Security Agreement of even date herewith entered into by and among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

“Senior Debt” means, with respect to any Person, the Obligations.

“Services Agreement” means that certain Services Agreement dated on or prior to the date hereof between QKD and Perfumania Holdings.

“Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Stockholder” means, with respect to any Person, each holder of Stock of such Person.

“Subordinated Debt” means the Indebtedness of Borrowers evidenced by the agreements governing the QKD Subordinated Debt and the Nussdorf Subordinated Debt and any other Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Agent and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder, including, without limitation, Indebtedness under the Existing Nussdorf Convertible Note.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

“Supermajority Lenders” means Lenders having (a) 70% or more of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, 70% or more of the aggregate outstanding amount of the Revolving Loan (with the Swing Line Loan being attributed to the Lender making such Loan) and Letter of Credit Obligations.

“Supporting Obligations” means all “supporting obligations” as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

“Swing Line Advance” has the meaning ascribed to it in Section 1.1(b)(i).

“Swing Line Availability” has the meaning ascribed to it in Section 1.1(b)(i).

“Swing Line Commitment” means, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Advances as set forth on Annex J to the Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

“Swing Line Lender” means GE Capital.

“Swing Line Loan” means, as the context may require, at any time, the aggregate amount of Swing Line Advances outstanding to any Borrower or to all Borrowers.

“Swing Line Note” has the meaning ascribed to it in Section 1.1(b)(ii).

“Taxes” means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent or a Lender by the jurisdictions under the laws of which Agent and Lenders are organized or conduct business or any political subdivision thereof.

“Termination Date” means the date on which (a) the Loans have been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged (c) all Letter of Credit Obligations have been cash collateralized, canceled or backed by standby letters of credit in accordance with Annex B, and (d) none of Borrowers shall have any further right to borrow any monies under the Agreement.

“Title IV Plan” means a Pension Plan (other than a Multiemployer Plan), that is subject to Title IV of ERISA or Section 412 of the IRC, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Trademark Security Agreements” means the Trademark Security Agreements made in favor of Agent, on behalf of Lenders, by each applicable Credit Party.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

“Trademarks” means all of the following now owned or hereafter existing or adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“Unfunded Pension Liability” means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such

Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

“Voting Stock” shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.

Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex G. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

ANNEX B (Section 1.2)

to

CREDIT AGREEMENT

LETTERS OF CREDIT

(a) Issuance. Subject to the terms and conditions of the Agreement, Agent and Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower Representative on behalf of the applicable Borrower and for such Borrower’s account, Letter of Credit Obligations by causing Letters of Credit to be issued by GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an “L/C Issuer”) for such Borrower’s account and guaranteed by Agent; provided, that if the L/C Issuer is a Revolving Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) Twenty Five Million Dollars ($25,000,000) (the “L/C Sublimit”) and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan, and (iii) the Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan. No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof or that is later than seven (7) days prior to the Commitment Termination Date, unless otherwise determined by the Agent, in its sole discretion (including with respect to customary evergreen provisions). The letters of credit listed on Disclosure Schedule B that are outstanding on the Closing Date shall remain outstanding and, from and after the Closing Date, shall constitute Letters of Credit issued hereunder and shall be subject to all of the terms and provisions of the Agreement and the other Loan Documents applicable to Letters of Credit and Letter of Credit Obligations.

(b)(i) Advances Automatic; Participations. In the event that Agent or any Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance to the applicable Borrower under Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding any Borrower’s failure to satisfy the conditions precedent set forth in Section 2, and each Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Revolving Lender to make available to Agent for Agent’s own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender’s Pro Rata Share of any such payment.

(ii) If it shall be illegal or unlawful for any Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Sections 8.1(h) or (i) or otherwise, or if it shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Revolving Lender, then (A) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Revolving Lender’s Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (B) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Revolving Lender’s Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

(c) Cash Collateral.

(i) If Borrowers are required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement, including Section 8.2 of the Agreement, prior to the Commitment Termination Date, each Borrower will pay to Agent for the ratable benefit of itself and Revolving Lenders cash or cash equivalents acceptable to Agent (“Cash Equivalents”) in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding for the benefit of such Borrower. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the “Cash Collateral Account”) maintained at a bank or financial institution acceptable to Agent. The Cash Collateral Account shall be in the name of the applicable Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent. Each Borrower hereby pledges and grants to Agent, on behalf of itself and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

(ii) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrowers shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to 105% of, the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are satisfactory to Agent in its sole discretion.

(iii) From time to time after funds are deposited in the Cash Collateral Account by any Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by such Borrower to Agent and Lenders with respect to such Letter of Credit Obligations of such Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of such Borrower, to any other Obligations of any Borrower then due and payable.

(iv) No Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrowers to Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrowers or as otherwise required by law. Interest earned on deposits in the Cash Collateral Account shall be held as additional collateral.

(d) Fees and Expenses. Borrowers agree to pay to Agent for the benefit of Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to the Applicable L/C Margin from time to time in effect multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent for the benefit of the Revolving Lenders in arrears, on the first day of each month and on the Commitment Termination Date. In addition, Borrowers shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

(e) Request for Incurrence of Letter of Credit Obligations. Borrower Representative shall give Agent at least two (2) Business Days prior written notice requesting the incurrence of any Letter of Credit Obligation. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) and a completed Application for Standby Letter of Credit or Application for Documentary Letter of Credit (as applicable) in the form of Exhibit B-1, or B-2 attached hereto. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower Representative and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower Representative, Agent and the L/C Issuer.

(f) Obligation Absolute. The obligation of Borrowers to reimburse Agent and Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Agent with respect to Letters of

Credit shall be unconditional and irrevocable. Such obligations of Borrowers and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

(i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

(ii) the existence of any claim, setoff, defense or other right that any Borrower or any of their respective Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between any Borrower or any of their respective Affiliates and the beneficiary for which the Letter of Credit was procured);

(iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) payment by Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

(v) any other circumstance or event whatsoever, that is similar to any of the foregoing; or

(vi) the fact that a Default or an Event of Default has occurred and is continuing.

(g) Indemnification; Nature of Lenders’ Duties.

(i) In addition to amounts payable as elsewhere provided in the Agreement, Borrowers hereby agree to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees and allocated costs of internal counsel) that Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

(ii) As between Agent and any Lender and Borrowers, Borrowers assume all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries, of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, neither Agent nor any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent’s or any Lender’s rights or powers hereunder or under the Agreement.

(iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrowers in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between or among Borrowers and such L/C Issuer, a Master Documentary Agreement and a Master Standby Agreement entered into with Agent.

ANNEX C (Section 1.8)

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CREDIT AGREEMENT

CASH MANAGEMENT SYSTEM

Each Credit Party shall, and shall cause its Subsidiaries to, establish and maintain the Cash Management Systems described below:

(a) On or before the Closing Date and until the Termination Date, each Borrower shall (i) establish lock boxes (“Lock Boxes”) or at Agent’s discretion, blocked accounts (“Blocked Accounts”) at one or more of the banks set forth in Disclosure Schedule (3.19), and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes, and (ii) deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) into one or more Blocked Accounts in such Borrower’s name or any such Subsidiary’s name and at a bank identified in Disclosure Schedule (3.19) (each, a “Relationship Bank”). On or before the Closing Date, each Borrower shall have established a concentration account in its name (each a “Concentration Account” and collectively, the “Concentration Accounts”) at the bank or banks that shall be designated as the Concentration Account bank for each such Borrower in Disclosure Schedule (3.19) (each a “Concentration Account Bank” and collectively, the “Concentration Account Banks”), which banks shall be reasonably satisfactory to Agent.

(b) Each Borrower may maintain, in its name, an account (each a “Disbursement Account” and collectively, the “Disbursement Accounts”) at a bank reasonably acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances and Swing Line Advances made to such Borrower pursuant to Section 1.1 for use by such Borrower solely in accordance with the provisions of Section 1.4.

(c) On or before the Closing Date, each Concentration Account Bank, each bank where a Disbursement Account is maintained and all other Relationship Banks, shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and the applicable Borrower and Subsidiaries thereof, as applicable, in form and substance reasonably acceptable to Agent, which shall become operative on or prior to the Closing Date. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the applicable Concentration Account are held by such bank as agent or bailee-in-possession for Agent, on behalf of itself and Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date (A) with respect to banks at which a Blocked Account is maintained, such bank agrees to forward immediately all amounts in each Blocked Account to such Borrower’s Concentration Account Bank and to commence the process of daily sweeps from such Blocked Account into the applicable Concentration Account and (B) with respect to each Concentration Account Bank, such bank agrees to immediately forward all amounts received in the applicable Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account. No Borrower shall, or shall cause or permit any Subsidiary thereof to, accumulate or maintain cash in Disbursement Accounts or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

(d) So long as no Default or Event of Default has occurred and is continuing, Borrowers may amend Disclosure Schedule (3.19) to add or replace a Relationship Bank, Lock Box or Blocked Account or to replace any Concentration Account or any Disbursement Account; provided, that (i) Agent shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank and (ii) prior to the time of the opening of such account or Lock Box, the applicable Borrower or its Subsidiaries, as applicable, and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance reasonably satisfactory to Agent. Borrowers shall close any of their accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days following notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent’s reasonable judgment, or as promptly as practicable and in any event within sixty (60) days following notice from Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts or Lock Boxes of the bank holding such accounts or Agent’s liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent’s reasonable judgment.

(e) The Lock Boxes, Blocked Accounts, Disbursement Accounts and the Concentration Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which each Borrower and each Subsidiary thereof shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement.

(f) All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 1.10 and shall be applied (and allocated) by Agent in accordance with Section 1.11. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

(g) Each Borrower shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Borrower (each a “Related Person”) to (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by such Borrower or any such Related Person, and (ii) within one (1) Business Day after receipt by such Borrower or any such Related Person of any checks, cash or other items of payment, deposit the same into a Blocked Account of such Borrower. Each Borrower on behalf of itself and each Related Person thereof acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are part of the Collateral. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into the applicable Blocked Accounts.

ANNEX D (Section 2.1(a))

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CREDIT AGREEMENT

CLOSING CHECKLIST

In addition to, and not in limitation of, the conditions described in Section 2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

A. Appendices. All Appendices to the Agreement, in form and substance satisfactory to Agent.

B. Revolving Notes and Swing Line Note. Duly executed originals of the Revolving Notes and Swing Line Note for each applicable Lender, dated the Closing Date.

C. Security Agreement. Duly executed originals of the Security Agreement, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto, including a power of attorney from each Credit Party.

D. Insurance. Satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as reasonably requested by Agent, in favor of Agent, on behalf of Lenders.

E. Security Interests and Code Filings.

(a) Evidence satisfactory to Agent that Agent (for the benefit of itself and Lenders) has a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to the Prior Lender Obligations (all of which shall be terminated on the Closing Date) and Permitted Encumbrances.

(b) Evidence reasonably satisfactory to Agent, including copies, of all UCC-1 and other financing statements filed in favor of any Credit Party with respect to each location, if any, at which Inventory may be consigned.

(c) Control Letters from (i) all issuers of uncertificated securities and financial assets held by each Borrower, (ii) all securities intermediaries with respect to all securities accounts and securities entitlements of each Borrower, and (iii) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by any Borrower.

F. Payoff Letters; Termination Statements. Copies of duly executed payoff letters, in form and substance reasonably satisfactory to Agent, by and between all parties to the Prior Lender loan documents evidencing repayment in full of all Prior Lender Obligations, together with (a) UCC-3 or other appropriate termination statements, in form and substance satisfactory to Agent, manually signed by each applicable Prior Lender releasing all liens of such Prior Lender upon any of the personal property of each Credit Party or written authorization by each applicable Prior Lender in favor of Agent authorizing Agent to file any and all such UCC-3 or other appropriate termination statements on behalf of such Prior Lender, and (b) termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements or arrangements in favor of each applicable Prior Lender or relating to the Prior Lender Obligations.

G. Intellectual Property Security Agreements. Duly executed originals of Trademark Security Agreements, Copyright Security Agreements and Patent Security Agreements, each dated the Closing Date and signed by each Credit Party which owns Trademarks, Copyrights and/or Patents, as applicable, all in form and substance reasonably satisfactory to Agent, together with all instruments, documents and agreements executed pursuant thereto.

H. Guaranties. Duly executed originals of the Guaranties executed by and each Guarantor, dated the Closing Date, and all documents, instruments and agreements executed pursuant thereto.

I. Initial Borrowing Base Certificate. Duly executed originals of an initial Borrowing Base Certificate from each Borrower, dated the Closing Date, reflecting information concerning Eligible Accounts and Eligible Inventory of such Borrower as of a date not more than seven (7) days prior to the Closing Date.

J. Initial Notice of Revolving Credit Advance. Duly executed originals of a Notice of Revolving Credit Advance, dated the Closing Date, with respect to the initial Revolving Credit Advance to be requested by Borrower Representative on the Closing Date.

K. Letter of Direction. Duly executed originals of a letter of direction from Borrower Representative addressed to Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the initial Revolving Credit Advance.

L. Cash Management System; Blocked Account Agreements. Evidence satisfactory to Agent that, as of the Closing Date, Cash Management Systems complying with Annex C to the Agreement have been established and are currently being maintained in the manner set forth in such Annex C, together with copies of duly executed tri-party blocked account and lock box agreements, reasonably satisfactory to Agent, with the banks as required by Annex C.

M. Charter and Good Standing. For each Credit Party, such Person’s (a) charter and all amendments thereto, (b) good standing certificates (including verification of tax status) in its state of incorporation and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

N. Bylaws and Resolutions. For each Credit Party, (a) such Person’s bylaws, together with all amendments thereto and (b) resolutions of such Person’s Board of Directors, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person’s corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

O. Incumbency Certificates. For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person’s corporate secretary or an assistant secretary as being true, accurate, correct and complete.

P. Opinions of Counsel. Duly executed originals of opinions of counsel for the Credit Parties, together with any local counsel opinions reasonably requested by Agent, each in form and substance reasonably satisfactory to Agent and its counsel, dated the Closing Date, and addressed to Agent and Lenders.

Q. Pledge Agreements. Duly executed originals of each of the Pledge Agreements accompanied by (as applicable) (a) share certificates representing all of the outstanding Stock being pledged pursuant to such Pledge Agreement and stock powers for such share certificates executed in blank and (b) the original Intercompany Notes and other instruments evidencing Indebtedness being pledged pursuant to such Pledge Agreement, duly endorsed in blank.

R. Accountants’ Letters. A letter from the Credit Parties to their independent auditors authorizing the independent certified public accountants of the Credit Parties to communicate with Agent and Lenders in accordance with Section 4.2.

S. Fee Letter. Duly executed originals of the GE Capital Fee Letter.

T. Officer’s Certificate. Agent shall have received duly executed originals of a certificate of the Chief Executive Officer and Chief Financial Officer of each Borrower, dated the Closing Date, stating that, since November 3, 2007 in the case of Perfumania Holdings and since October 31, 2007 in the case of the Acquired Business (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the industry in which any Borrower operates; (c) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) other than Restricted Payments set forth on a schedule attached thereto, there have been no Restricted Payments made by any Credit Party; and (e) there has been no material increase in liabilities, liquidated or contingent, of any Borrower or the Borrowers taken as a whole, unless offset by a corresponding increase in current assets, and no material decrease in assets of any Borrower or the Borrowers taken as a whole, unless offset by a corresponding decrease in current liabilities.

U. Waivers. Agent, on behalf of Lenders, shall have received landlord waivers and consents, bailee letters and mortgagee agreements in form and substance reasonably satisfactory to Agent, in each case as required pursuant to Section 5.9.

V. Mortgages. Mortgages covering all of the Real Estate (if any) (the “Mortgaged Properties”), together with: (a) title insurance policies, current as-built surveys, zoning letters and certificates of occupancy, in each case reasonably satisfactory in form and substance to Agent, in its sole discretion; (b) evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of Agent, to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on each Mortgaged Property in favor of Agent for the benefit of itself and Lenders (or in favor of such other trustee as may be required or desired under local law); and (c) an opinion of counsel in each state in which any Mortgaged Property is located in form and substance and from counsel reasonably satisfactory to Agent.

W. Subordination and Intercreditor Agreements. Agent and Lenders shall have received any and all subordination and/or intercreditor agreements, all in form and substance reasonably satisfactory to Agent, in its sole discretion, as Agent shall have deemed necessary or appropriate with respect to any Indebtedness of any Credit Party, including, without limitation, subordination agreements with the holders of Subordinated Debt.

X. Inventory Appraisal. Agent shall have received an appraisal as to Borrowers’ Inventory, which shall be in form and substance reasonably satisfactory to Agent.

Y. Audited Financials; Financial Condition. Agent shall have received the Financial Statements, Projections and other materials set forth in Section 3.4, certified by Borrower Representative’s Chief Financial Officer, in each case in form and substance reasonably satisfactory to Agent, and Agent shall be satisfied, in its sole discretion, with all of the foregoing. Agent shall have further received a certificate of the Chief Executive Officer and/or the Chief Financial Officer of each Borrower, based on such Pro Forma and Projections, to the effect that (a) such Borrower will be Solvent upon the consummation of the transactions contemplated herein; (b) the Pro Forma fairly presents the financial condition of such Borrower as of the date thereof after giving effect to the transactions contemplated by the Loan Documents; (c) the Projections are based upon estimates and assumptions stated therein, all of which such Borrower believes to be reasonable and fair in light of current conditions and current facts known to such Borrower and, as of the Closing Date, reflect such Borrower’s good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein; and (d) containing such other statements with respect to the solvency of such Borrower and matters related thereto as Agent shall request.

Z. Master Standby Agreement. A Master Agreement for Standby Letters of Credit among Borrowers and GE Capital.

AA. Master Documentary Agreement. A Master Agreement for Documentary Letters of Credit among Borrowers and GE Capital.

BB. Other Documents. Such other certificates, documents and agreements respecting any Credit Party as Agent may reasonably request.

ANNEX E (Section 4.1(a))

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CREDIT AGREEMENT

FINANCIAL STATEMENTS AND PROJECTIONS — REPORTING

Borrowers shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

(a) Monthly Financials. To Agent and Lenders, within thirty (30) days after the end of each Fiscal Month or, in the case of the financial information for the Fiscal Months of January, 2009, within ninety (90) days after the end of such Fiscal Month, February, 2009, within seventy five (75) days after the end of such Fiscal Month, March, 2009, within sixty (60) days after the end of such Fiscal Month, January of each other Fiscal Year, within ninety (90) days after the end of such Fiscal Month, February, October and November of each other Fiscal Year, within sixty (60) days after the end of such Fiscal Month and March of each other Fiscal Year, within forty five (45) days after the end of such Fiscal Month, financial information regarding Borrowers, the other Credit Parties and their respective Subsidiaries, certified by the Chief Financial Officer of Borrower Representative, consisting of combined and combining (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments); and (ii) a summary of the outstanding balance of all Intercompany Notes as of the last day of that Fiscal Month. Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a “Compliance Certificate”) showing the calculations used in determining compliance with each of the Financial Covenants that is tested on a monthly basis and (B) the certification of the Chief Financial Officer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Borrowers, the other Credit Parties and their respective Subsidiaries, on a combined and combining basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. Borrowers shall also deliver to Agent within thirty (30) days after the end of each of January, February and March of each other Fiscal Year, draft statements of income, including a calculation of EBITDA levels on a combined and combining basis.

(b) Quarterly Financials. To Agent and Lenders, within fifty (50) days after the end of each of the first three Fiscal Quarters, combined and combining financial information regarding Borrowers, the other Credit Parties and their respective Subsidiaries, certified by the Chief Financial Officer of Borrower Representative, including unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a Compliance Certificate showing the calculations used in determining compliance with each of the Financial Covenants that is tested on a quarterly basis and (B) the certification of the Chief Financial Officer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Borrowers, the other Credit Parties and their respective Subsidiaries, on both a combined and combining basis, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrowers shall deliver to Agent and Lenders, within fifty (50) days after the end of each Fiscal Quarter, a management discussion and analysis that includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

(c) Operating Plan. To Agent and Lenders, as soon as available, but not later than the end of each Fiscal Year, an annual operating plan for Borrowers, on a combined and, commencing with the Projections for the Fiscal Year ending on or about month-end, January, 2010, combining basis consistent with the historical Financial Statements of Borrowers, approved by the Board of Directors of each of the Borrowers, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes monthly balance sheets, income statements and statements of cash flows for the following year and (iii) integrates sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management’s good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

(d) Annual Audited Financials. To Agent and Lenders, within ninety (90) days after the end of each Fiscal Year, audited Financial Statements for Borrowers, the other Credit Parties and their respective Subsidiaries on a combined and combining basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and as to the combined Financial Statements certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent. Such Financial Statements shall be accompanied by (i) a Compliance Certificate showing the calculations used in determining compliance with each of the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred with respect to the Financial Covenants (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) the certification of the Chief Executive Officer or Chief Financial Officer of Borrowers that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrowers, the other Credit Parties and their respective Subsidiaries on a combined and combining basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

(e) Management Letters. To Agent and Lenders, within five (5) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants.

(f) Default Notices. To Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of any Borrower has actual knowledge of the existence of any Default, Event of Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

(g) SEC Filings and Press Releases. To Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.

(h) Subordinated Debt and Equity Notices. To Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Subordinated Debt or Stock of such Person, and, within two (2) Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default.

(i) Supplemental Schedules. To Agent, supplemental disclosures, if any, required by Section 5.6.

(j) Litigation. To Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened in writing against any Credit Party that (i) seeks damages in excess of $250,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities or (vi) involves any product recall.

(k) Insurance Notices. To Agent, disclosure of losses or casualties required by Section 5.4.

(l) Lease Default Notices. To Agent, (i) within two(2) Business Days after receipt thereof, copies of any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, (ii) monthly within three (3) Business Days after payment thereof, evidence of payment of lease or rental payments as to each leased or rented location for which a landlord or bailee waiver has not been obtained and (iii) such other notices or documents as Agent may reasonably request.

(m) Lease Amendments. To Agent, within two (2) Business Days after receipt thereof, copies of all material amendments to any real estate leases.

(n) Hedging Agreements. To Agent within two (2) Business Days after entering into such agreement or amendment, copies of all interest rate, commodity or currency hedging agreements or amendments thereto.

(o) Other Documents. To Agent and Lenders, such other financial and other information respecting any Credit Party’s business or financial condition as Agent or any Lender shall from time to time reasonably request.

ANNEX F (Section 4.1(b))

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CREDIT AGREEMENT

COLLATERAL REPORTS

Borrowers shall deliver or cause to be delivered the following:

(a) To Agent, upon its request, and in any event no less frequently than 12:00 p.m. (New York time) on the third Business Day after the end of each week (together with a copy of all or any part of the following reports requested by any Lender in writing after the Closing Date), each of the following reports, each of which shall be prepared by the applicable Borrower as of the last day of the immediately preceding week or the date two (2) days prior to the date of any such request:

(i) a Borrowing Base Certificate with respect to each Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(ii) with respect to each Borrower, a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

(iii) with respect to each Borrower, a weekly trial balance showing Accounts outstanding aged from due date as follows: current, 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

(b) To Agent, on a weekly basis or at such more frequent intervals as Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), collateral reports with respect to each Borrower, including all additions, including sales reports, and reductions, including collections, credit adjustments and other reductions (cash and non-cash), with respect to Accounts of such Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion each of which shall be prepared by the applicable Borrower as of the last day of the immediately preceding week or the date two (2) days prior to the date of any such request;

(c) To Agent, within fifteen (15) days after the end of each Fiscal Month:

(i) an aging of accounts payable, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(ii) with respect to each Borrower, a monthly trial balance showing Accounts outstanding aged from due date as follows: current, 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

(d) To Agent, at the same time as the financial reporting under Annex E is required to be delivered for each Fiscal Month:

(i) a reconciliation of the Accounts trial balance of each Borrower to such Borrower’s most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(ii) a reconciliation of the perpetual inventory by location of each Borrower to such Borrower’s most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(iii) an aging of accounts payable and a reconciliation of that accounts payable aging to each Borrower’s general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(e) To Agent, within sixty (60) days after the end of each Fiscal Month: a reconciliation of the outstanding Loans as set forth in the monthly Loan Account statement provided by Agent to each Borrower’s general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(f) To Agent, within twenty-five (25) days after the end of each Fiscal Month, a schedule, in form and substance satisfactory to Agent, detailing the then outstanding Advances to Suppliers, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(g) To Agent, at the time of delivery of each of the annual Financial Statements delivered pursuant to Annex E, (i) a listing of government contracts, if any, of each Borrower subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal Quarter;

(h) Each Borrower, at its own expense, shall deliver to Agent the results of each annual physical verification that such Borrower or any of its Subsidiaries makes, or causes any other Person to make on their behalf, of all or any portion of their Inventory (and, if a Default or an Event of Default has occurred and is continuing, each Borrower shall, upon the request of Agent, conduct, and deliver the results of, such physical verifications as Agent may require);

(i) Borrowers, at their own expense, shall deliver to Agent an appraisal of their Inventory no less frequently than twice a year or at such more frequent intervals as Agent may request at any time, such appraisals to be conducted by an appraiser engaged by Agent, and such appraisal to be in form and substance reasonably satisfactory to Agent; and

(j) Such other reports, statements and reconciliations with respect to the Borrowing Base, Collateral or Obligations of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion.

ANNEX G (Section 6.10)

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CREDIT AGREEMENT

FINANCIAL COVENANTS

Borrowers shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

(a) Minimum Fixed Charge Coverage Ratio. For each and every Fiscal Quarter, beginning with the Fiscal Quarter ending October 31, 2008, Credit Parties on a consolidated basis shall have, at the end of each Fiscal Quarter, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than 1.10 to 1.00.

(b) Inventory Turnover Ratio. For each and every Fiscal Quarter, beginning with the Fiscal Quarter ending October 31, 2008, Credit Parties, on a consolidated basis shall have, at the end of each Fiscal Quarter, an Inventory Turnover Ratio for the 12-month period then ended of not less than 1.00 to 1.00.

(c) Advances to Suppliers. For each and every Fiscal Quarter, beginning with the Fiscal Quarter ending October 31, 2008, Credit Parties (other than the Inactive Companies) on a combined basis shall not have at any time aggregate outstanding Advances to Suppliers in excess of $8,000,000 with respect to all suppliers or in excess of $5,000,000 with respect to any one supplier (together with its Affiliates).

(d) Maximum Leverage Ratio. For each and every Fiscal Quarter, beginning with the Fiscal Quarter ending October 31, 2008, Credit Parties on a consolidated basis shall have, at the end of each Fiscal Quarter, a Leverage Ratio for the 12-month period then ended not in excess of the amount set forth below for such 12-month period:

Fiscal Quarter Ending	Maximum Leverage Ratio
October 31, 2008	6.00 to 1.00
January 31, 2009	6.00 to 1.00
April 30, 2009	6.00 to 1.00
July 31, 2009	6.00 to 1.00
October 31, 2009	5.75 to 1.00
January 31, 2010	5.75 to 1.00
April 30, 2010	5.75 to 1.00
July 31, 2010	5.75 to 1.00
October 31, 2010 and each Fiscal Quarter thereafter	5.50 to 1.00

Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. If any “Accounting Changes” (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrowers, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrowers’ and their Subsidiaries’ financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. “Accounting Changes” means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by any Borrower’s certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

ANNEX H (Section 9.9(a))

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CREDIT AGREEMENT

WIRE TRANSFER INFORMATION

[Deleted]

ANNEX I (Section 11.10)

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CREDIT AGREEMENT

NOTICE ADDRESSES

(A)	If to Agent or GE Capital, at

General Electric Capital Corporation

401 Merritt 7

Norwalk, CT 06856

Attention: Perfumania Holdings Account Manager

Telecopier No.: (203) 956-4237

with copies to:

Winston & Strawn

200 Park Avenue

New York, NY 10166

Attention: William D. Brewer, Esq.

Telecopier No.: (212) 294-4700

and

General Electric Capital Corporation

401 Merritt 7

Norwalk, CT 06856

Attention: Corporate Counsel - Commercial Finance

Telecopier No.: (203) 956-4001

(B)	If to any Borrower, to Borrower Representative, at

Perfumania Holdings, Inc.

35 Sawgrass Drive, Suite 2

Bellport, NY 11713

Attention: Michael W. Katz

Telecopier No.: (631) 866-4231

with copies to:

Edwards, Angell, Palmer & Dodge LLP

111 Huntington Avenue

Boston, MA 02199

Attention: Susan E. Siebert, Esq.

Telecopier No.: (617) 227-4420

(C)	Wachovia Bank National Association

One South Broad Street

Philadelphia, Pennsylvania 19107

Attention: Robert H. Waters, Jr., Director

Telecopier No.: (267) 321-6901

Telephone No.: (267) 321-6791

(D)	Bank of America, N.A.

200 Glastonbury Boulevard

Glastonbury, Connecticut 06033

Attention: Edgar Ezerins, SVP SR Client Manager

Telecopier No.: (860) 368-6029

Telephone No.: (860) 368-6024

(E)	TD Bank, N.A.

1000 MacArthur Boulevard

Mahwah, New Jersey 07430

Attention: Robert Munns, Vice President

Telecopier No.: (201) 236-9257

Telephone No.: (201) 236-2685

(F)	Union Bank California

400 California Street, 8th Floor

San Francisco, California 94104

Attention: Greg Stewart, Vice President

Telecopier No.: (415) 765-2170

Telephone No.: (415) 765-2031

(G)	RBS Business Capital, a division of RBS Asset Finance, Inc.

53 State Street, 9th Floor

Boston, Massachusetts 02109

Attention: Jennifer L. Mannila, Vice President

Telecopier No.: (617) 227-7995

Telephone No.: (617) 994-7358

(H)	Bank Leumi USA

562 Fifth Avenue

New York, New York 10036

Attention: John Grieco, First Vice President

Telecopier No.: (212) 626-1309

Telephone No.: (212) 626-1386

ANNEX J (from Annex A - Commitments definition)

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CREDIT AGREEMENT

Revolving Loan Commitment	Lender(s)
$67,500,000 (including a Swing Line Commitment of $12,500,000)	General Electric Capital Corporation

$67,500,000	Wachovia Bank National Association

$30,000,000	Bank of America, N.A.

$25,000,000	TD Bank, N.A.

$25,000,000	Union Bank of California

$20,000,000	RBS Business Capital, a division of RBS Asset Finance, Inc.

$15,000,000	Bank Leumi USA

EXHIBIT 1.1(a)(ii)

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CREDIT AGREEMENT

FORM OF REVOLVING NOTE

New York, New York

$ , ,	, 2008

FOR VALUE RECEIVED, the undersigned,                                         , a                                  corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of                                          (“Lender”), at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as Agent for Lenders (“Agent”), at its address at 401 Merritt 7, Norwalk, Connecticut 06856, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                                          DOLLARS AND                      CENTS ($        ,        ,        ) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the undersigned under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Revolving Note is one of the Revolving Notes issued pursuant to that certain Credit Agreement dated as of August     , 2008 by and among Borrower, the other Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Revolving Credit Advance made by Lenders to Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Note in respect of the Revolving Credit Advances made by Lender to Borrower.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Revolving Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

By:
Title:

EXHIBIT 1.1(b)(ii)

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CREDIT AGREEMENT

FORM OF SWING LINE NOTE

New York, New York

$ , ,	, 2008

FOR VALUE RECEIVED, the undersigned,                                         , a                                  corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (“Swing Line Lender”) at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as Agent (in such capacity, the “Agent”) at the Agent’s address at 401 Merritt 7, Norwalk, Connecticut 06856, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                                          DOLLARS AND NO CENTS ($        ,        ,        ) or, if less, the aggregate unpaid amount of all Swing Line Advances made to the undersigned under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Swing Line Note is issued pursuant to that certain Credit Agreement dated as of August     , 2008 by and among Borrower, the other Persons named therein as Credit Parties, Agent, Swing Line Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Swing Line Advance made by Swing Line Lender to Borrower, the rate of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Swing Line Note in respect of the Swing Line Advances made by Swing Line Lender to Borrower.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

If any payment on this Swing Line Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Swing Line Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Swing Line Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

THIS SWING LINE NOTE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

By:
Title:

EXHIBIT 1.5(e)

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CREDIT AGREEMENT

FORM OF NOTICE OF CONVERSION/CONTINUATION

Reference is made to that certain Credit Agreement dated as of August     , 2008 by and among the undersigned (“Borrower Representative”), the other Persons named therein as Borrowers, the other Persons named therein as Credit Parties, General Electric Capital Corporation (“Agent”) and the Lenders from time to time signatory thereto (including all annexes, exhibits or schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”). Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

Borrower Representative hereby gives irrevocable notice, pursuant to Section 1.5(e) of the Credit Agreement, of its request to:

(a) on [     date     ] convert $[            ] of the aggregate outstanding principal amount of the Revolving Loan, bearing interest at the [            ] Rate, into a(n) [            ] Loan [and, in the case of a LIBOR Loan, having a LIBOR Period of [            ] month(s)];

[(b) on [     date     ] continue $[            ] of the aggregate outstanding principal amount of the Revolving Loan, bearing interest at the LIBOR Rate, as a LIBOR Loan having a LIBOR Period of [            ] month(s)].

Borrower Representative certifies that the conversion and/or continuation of the Loans requested above is for the separate account(s) of the following Borrowers[s] in the following [respective] amount[s]: [Name: $            ] and [Name: $            ].

Borrower Representative hereby represents and warrants that all of the conditions contained in Section 2.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion/continuation requested hereby, before and after giving effect thereto; and (ii) reaffirms the cross-guaranty provisions set forth in Section 12 of the Credit Agreement and the guaranty and continuance of Agent’s Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower Representative has caused this Notice of Conversion/Continuation be executed and delivered on behalf of the Borrower[s] specified above by its duly authorized officer as of the date first set forth above.

[Name of Borrower Representative]

By:
Title

EXHIBIT 9.1(a)

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CREDIT AGREEMENT

FORM OF ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Agreement”) is made as of                          ,          by and between                                          (“Assignor Lender”) and                                          (“Assignee Lender”) and acknowledged and consented to by GENERAL ELECTRIC CAPITAL CORPORATION, as agent (“Agent”). All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Credit Agreement as hereinafter defined.

RECITALS:

WHEREAS, Perfumania Holdings, Inc. (f/k/a E Com Ventures, Inc.), Quality King Fragrance, Inc., Scents of Worth, Inc., Five Star Fragrance Company, Inc., Distribution Concepts, LLC, Northern Group, Inc., Perfumania, Inc., Magnifique Parfumes and Cosmetics, Inc., Ten Kesef II, Inc. and Perfumania Puerto Rico, Inc., each as Borrower (each a “Borrower” and collectively, “Borrowers”), the other Credit Parties named therein, Agent, Assignor Lender and the other Persons signatory thereto as Lenders have entered into that certain Credit Agreement dated as of August,     , 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which Assignor Lender has agreed to make certain Loans to, and incur certain Letter of Credit Obligations for, Borrowers;

WHEREAS, Assignor Lender desires to assign to Assignee Lender [all/a portion] of its interest in the Loans (as described below), the Letter of Credit Obligations and the Collateral and to delegate to Assignee Lender [all/a portion] of its Commitments and other duties with respect to such Loans, Letter of Credit Obligations and Collateral;

WHEREAS, Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender; and

WHEREAS, Assignee Lender desires to appoint Agent to serve as agent for Assignee Lender under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Assignor Lender and Assignee Lender agree as follows:

13. ASSIGNMENT, DELEGATION, AND ACCEPTANCE

13.1 Assignment. Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2 of this Agreement), [all/such percentage] of Assignor Lender’s right, title, and interest in the Revolving Loan, Letter of Credit Obligations, the Loan Documents and Collateral as will result in Assignee Lender having as of the Effective Date (as hereinafter defined) a Pro Rata Share thereof, as follows:

Assignee Lender’s Loans	Principal Amount	Pro Rata Share
Revolving Loan	$		%

13.2 Delegation. Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [all/a portion] of its Commitments and its other duties and obligations as a Lender under the Loan Documents equivalent to[100%/    %] of Assignor Lender’s Commitment (such percentage representing a commitment of $         ).

13.3 Acceptance by Assignee Lender. By its execution of this Agreement, Assignee Lender irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Credit Agreement and other Loan Documents and to be bound by the terms and conditions thereof. By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.

13.4 Effective Date. Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective and Assignee Lender will become a Lender under the Credit Agreement and other Loan Documents as of [the date of this Agreement] (“Effective Date”) and upon (i) receipt of (x) Agent’s and (y) if applicable, Borrower Representative’s consent to such assignment and delegation and (ii) payment of the Assigned Amount and the Assignment Fee (as each term is defined below). Interest and Fees accrued prior to the Effective Date are for the account of Assignor Lender, and Interest and Fees accrued from and after the Effective Date are for the account of Assignee Lender.

14. INITIAL PAYMENT AND DELIVERY OF NOTES

14.1 Payment of the Assigned Amount. Assignee Lender will pay to Assignor Lender, in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Loans as set forth above in Section 1.1, together with accrued interest, fees and other amounts, all as set forth on Schedule 2.1 (the “Assigned Amount”).

14.2 Payment of Assignment Fee. [Assignor Lender and/or Assignee Lender] shall pay to Agent, for its own account in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, the assignment fee in the amount of $3,500 (the “Assignment Fee”) as required pursuant to Section 9.1(a) of the Credit Agreement.

14.3 Execution and Delivery of Notes. Upon payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to Agent the Notes previously delivered to Assignor Lender for redelivery to Borrower Representative and Agent will obtain from Borrower Representative for delivery to [Assignor Lender and] Assignee Lender, new executed Notes evidencing Assignee Lender’s [and Assignor Lender’s respective] Pro Rata Share[s] in the applicable Loans after giving effect to the assignment described in Section 1. Each new Note will be issued in the aggregate maximum principal amount of the applicable Commitment of [the Lender to whom such Note is issued] [the Assignee Lender].

15. REPRESENTATIONS, WARRANTIES AND COVENANTS

15.1 Assignee Lender’s Representations, Warranties and Covenants. Assignee Lender hereby represents, warrants, and covenants the following to Assignor Lender and Agent:

(a) This Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable according to its terms;

(b) The execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

(c) Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

(d) Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of each Credit Party, has conducted its own evaluation of the Loans and Letter of Credit Obligations, the Credit Agreement and the other Loan Documents and each Credit Party’s creditworthiness, has made its decision to become a Lender to Borrowers under the Credit Agreement independently and without reliance upon Assignor Lender or Agent, and will continue to do so;

(e) Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loans and Letter of Credit Obligations for investment purposes and not with a view to or for sale in connection with any subsequent distribution;

(f) No future assignment or participation granted by Assignee Lender pursuant to Section 9.1 of the Credit Agreement will require Assignor Lender, Agent or any Borrower to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;

(g) Assignee Lender has no loans to, written or oral agreements with, or equity or other ownership interest in any Credit Party;

(h) Assignee Lender will not enter into any written or oral agreement with, or acquire any equity or other ownership interest in, any Credit Party without the prior written consent of Agent;

(i) Assignee Lender is a Qualified Assignee;

(j) As of the Effective Date, Assignee Lender (i) is entitled to receive payments of principal and interest in respect of the Obligations without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof , (ii) is not subject to capital adequacy or similar requirements under Section 1.16(a) of the Credit Agreement, (iii) does not require the payment of any increased costs under Section 1.16(b) of the Credit Agreement, and (iv) is not unable to fund LIBOR Loans under Section 1.16(c) of the Credit Agreement, and Assignee Lender will indemnify Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from Assignee Lender’s failure to fulfill its obligations under the terms of Section 1.15(c) of the Credit Agreement or from any other inaccuracy in the foregoing; and

(k) This Assignment by Assignor Lender to Assignee Lender complies with the terms of the Credit Agreement (including Section 9.1 thereof) and the other Loan Documents.

15.2 Assignor Lender’s Representations, Warranties and Covenants. Assignor Lender hereby represents, warrants and covenants the following to Assignee Lender and Agent:

(a) Assignor Lender is the legal and beneficial owner of the Assigned Amount;

(b) This Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable according to its terms;

(c) The execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

(d) Assignor Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

(e) Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, Lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of any Person; and

(f) This Assignment by Assignor Lender to Assignee Lender complies with the terms of the Credit Agreement (including Section 9.1 thereof) and the other Loan Documents; and

16. LIMITATIONS OF LIABILITY

Neither Assignor Lender (except as provided in Section 3.2 of this Agreement) nor Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Credit Agreement or any other

Loan Document or any other document or instrument furnished pursuant thereto or the Loans, Letter of Credit Obligations or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral, (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of any Credit Party or other obligor or the performance or observance by any Credit Party of its obligations under the Credit Agreement or any other Loan Document. Neither Assignor Lender nor Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Agent by any Borrower or any other Credit Party. Nothing in this Agreement or in the Credit Agreement or any other Loan Document shall impose upon the Assignor Lender or Agent any fiduciary relationship in respect of the Assignee Lender.

17. FAILURE TO ENFORCE

No failure or delay on the part of Agent or Assignor Lender in the exercise of any power, right or privilege hereunder or under any Loan Document will impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right or privilege will preclude further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

18. NOTICES

Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

19. AMENDMENTS AND WAIVERS

No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, Agent and Assignee Lender.

20. SEVERABILITY

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Agreement is or is held to be invalid, illegal or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

21. SECTION TITLES

Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

22. SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

23. APPLICABLE LAW

THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

24. COUNTERPARTS

This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart by telecopier shall be effective as delivery of a manually executed counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ASSIGNEE LENDER:	ASSIGNOR LENDER:

By:	By:
Title:	Title:

Notice Address:	Notice Address:

ACKNOWLEDGED AND CONSENTED TO:

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent

By:
Title:

[PERFUMANIA HOLDINGS, INC.,
as Borrower Representative

By:
Title:	][1]

[1]	If Borrower Representative’s consent is required under Section 9.1 of the Credit Agreement.

SCHEDULE 2.1

ASSIGNED AMOUNT

Principal Amount
Revolving Loan	$

Other + or - [2]	$

Total	$

AMOUNT RETAINED BY ASSIGNOR LENDER
Principal Amount
Revolving Loan	$

Total	$

All determined as of the Effective Date.

[2]	Please describe in detail any other + or - amount.